UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material under §240.14a-12

Primis Financial Corp.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee paid previously with preliminary materials.
[ ]	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

THE HOLDING COMPANY FOR

1676 International Drive, Suite 900

McLean, Virginia 22102

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, DECEMBER 19, 2024

Stockholders of Primis Financial Corp.:

NOTICE IS HEREBY GIVEN that the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Primis Financial Corp. (the “Company”) will be held on Thursday, December 19, 2024 beginning at 12:30 p.m. (Eastern Time). The Annual Meeting will be completely virtual, held via internet at https://meetnow.global/MVLJ6GU.

Stockholders will be able to vote their shares electronically and submit questions prior to and during the Annual Meeting by following the instructions on the virtual meeting website. The Company encourages stockholders to submit their proxies in advance of the Annual Meeting using one of the available methods described in the proxy materials. All stockholders will need their 16-digit control number appearing on their Notice of Internet Availability of Proxy Materials, voting instruction form or paper proxy card to be admitted to the meeting as a stockholder, including to vote or to ask questions. Those without a 16-digit control number may attend as guests, but they will not have the option to ask questions.

Beneficial owners holding shares in “street name” through an intermediary, such as a bank or broker, must register in advance to attend the Annual Meeting. To register, beneficial owners must submit proof of their proxy power (legal proxy) reflecting their ownership of the Company’s common stock, along with their name and email address to Computershare. Beneficial owners should forward the email from their bank or broker or attach an image of their legal proxy and send to legalproxy@computershare.com. Requests for registration should be labeled as “Legal Proxy” and be received no later than 5:00 pm (EDT) on December 13, 2024. Beneficial owners will receive a confirmation email from Computershare of their registration.

The Annual Meeting will be held for the following purposes:

1.	ELECTION OF DIRECTORS. To elect: three (3) Directors of Class III to serve on the Board of Directors of the Company until the Company’s 2027 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal;
2.	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS. To ratify the appointment of Crowe LLP (“Crowe”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024;

3.	ADVISORY VOTE ON EXECUTIVE COMPENSATION. To conduct an advisory (non-binding) vote to approve the compensation of the Company’s named executive officers; and
4.	OTHER BUSINESS. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement, which is attached hereto and made a part thereof.

The close of business on October 29, 2024 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or at any adjournments thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder at the Company’s office at 10900 Nuckols Road, Suite 325, Glen Allen, Virginia 23060 during usual business hours for a period of at least ten days prior to the Annual Meeting. An electronic list of stockholders entitled to vote at the Annual Meeting will be available for examination by stockholders at https://meetnow.global/MVLJ6GU during the Annual Meeting, along with the proxy materials for the Annual Meeting.

Your Vote is Important.

You are cordially invited and urged to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you are urged to submit your proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. You may vote by signing, dating and mailing the proxy card. The proxy is revocable in the manner described in the Proxy Statement at any time before it is voted at the Annual Meeting. If you attend the Annual Meeting, you may vote virtually, during the meeting if you wish, even if you have previously returned your proxy card.

By order of the Board of Directors,

Cheryl B. Wood
Secretary to the Board

November 8, 2024
McLean, Virginia

PROXY STATEMENT

FOR

2024 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, DECEMBER 19, 2024

General Information

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Primis Financial Corp. (the “Company”) for use at the 2024 Annual Meeting of Stockholders of the Company to be held completely virtual, via internet at https://meetnow.global/MVLJ6GU, on Thursday, December 19, 2024, beginning at 12:30 p.m. (Eastern time), and any adjournments or postponements thereof (the “Annual Meeting”) for the purposes set forth in this Proxy Statement and the accompanying Notice of 2024 Annual Meeting of Stockholders.

Stockholders will be able to vote their shares electronically and submit questions prior to and during the Annual Meeting by following the instructions on the virtual meeting website. The Company encourages stockholders to submit their proxies in advance of the Annual Meeting using one of the available methods described in the proxy materials. All stockholders will need their 16-digit control number appearing on their Notice of Internet Availability of Proxy Materials, voting instruction form or paper proxy card to be admitted to the meeting as a stockholder, including to vote or to ask questions. Those without a 16-digit control number may attend the Annual Meeting as guests, but they will not have the option to ask questions.

Beneficial owners holding shares in “street name” through an intermediary, such as a bank or broker, must register in advance to attend the Annual Meeting online. To register, beneficial owners must submit proof of their proxy power (legal proxy) reflecting their ownership of the Company’s common stock, along with their name and email address to Computershare. Beneficial owners should forward the email from their bank or broker or attach an image of their legal proxy and send to legalproxy@computershare.com. Requests for registration should be labeled as “Legal Proxy” and be received no later than 5:00 pm (EDT) on December 13, 2024. Beneficial owners will receive a confirmation email from Computershare of their registration.

If a stockholder has questions about obtaining a control number or has difficulty accessing the online meeting, please contact Computershare at 888-724-2416.

This Proxy Statement, the Notice of Meeting and the enclosed proxy card is first being sent to stockholders on or about November 8, 2024. For information on how to vote your shares, see the instructions included on the enclosed proxy card and under “Information About Voting” below.

Important Notice regarding the Availability of Proxy Materials for the Annual Meeting to be Held on Thursday, December 19, 2024.

The Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 are available at www.envisionreports.com/FRST.

We have mailed to certain stockholders a notice of internet availability of proxy materials on or about November 8, 2024. This notice contains instructions on how to access and review the Company’s Proxy Statement and Annual Report on Form 10-K on the internet. The notice also contains information on how to submit your proxy on the internet or by phone or, if you prefer, to obtain a paper or email copy of the materials.

Information About Voting

You are entitled to vote at the meeting if you were a holder of record of the Company’s common stock, $0.01 par value per share (“Common Stock”), at the close of business on October 29, 2024.

Stockholders can vote virtually at the Annual Meeting or by proxy. You can vote by proxy by signing, dating and mailing the enclosed proxy card or you may vote online at www.envisionreports.com/FRST or by phone at 1-800-652-VOTE (8683).

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record, which you should follow in order to vote your shares. If your shares are not registered in your own name and you plan to vote your shares virtually at the Annual Meeting, you should contact your broker or agent to obtain a legal proxy.

If you vote by proxy, the individuals named on the proxy card (your “proxies”) will vote your shares in the manner you indicate. You may specify whether your shares should be voted for or against each of the proposals. If you sign and return the card without indicating your instructions, your shares will be voted as follows:

●	FOR the election of the three nominees for director;
●	FOR the ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and
●	FOR the advisory (non-binding) proposal to approve the compensation of the Company’s named executive officers.

You may revoke or change your proxy at any time before it is exercised by (1) delivering to us a signed proxy card with a date later than your previously delivered proxy, (2) voting virtually at the Annual Meeting, or (3) sending a written revocation to the Company’s Secretary, Cheryl Wood, prior to the Annual Meeting. Your most current proxy card will be the one that is counted. All written notices of revocation and other communications with respect to revocation or proxies should be sent to: Primis Financial Corp., 10900 Nuckols Road, Suite 325, Glen Allen, Virginia 23060, (804) 528-4754, Attention: Corporate Secretary. Any stockholder who holds shares in street name with a bank or broker must contact that bank or broker if he or she wishes to revoke his or her proxy.

The Board of Directors knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote may be properly taken, shares represented by an executed and unrevoked proxy will be voted with respect thereto in accordance with the judgment of the persons designated in the proxy. The proxy also confers on the proxies the discretionary authority to vote with respect to any matter presented at the Annual Meeting for which advance notice was not timely received by the Company in accordance with the Company’s Amended and Restated Bylaws.

Solicitation of Proxies

This proxy solicitation is made by the Board of Directors of the Company and the cost of this solicitation is being borne by the Company. Proxies will be solicited through the mail and, if deemed advisable, directors, officers and regular employees of the Company may solicit proxies personally or by telephone or other means of communication, without being paid additional compensation for such services. The Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding the proxy materials to beneficial owners of the Company’s Common Stock.

Annual Report

The Company’s Annual Report on Form 10-K, including consolidated financial statements and related notes, for the fiscal year ended December 31, 2023, as filed with the Securities and Exchange Commission (the “SEC”), accompanies but does not constitute part of this Proxy Statement.

VOTING SHARES AND VOTING RIGHTS

Only holders of record of Common Stock at the close of business on October 29, 2024 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. On that date there were 24,722,734 shares of Common Stock outstanding, which is the only outstanding class of voting securities of the Company. The holders of at least a majority of the outstanding shares of Common Stock must be represented at the Annual Meeting, virtually or by proxy, in order to constitute a quorum for the transaction of business. Abstentions and shares held of record by a broker or nominee that are voted on any matter will be included in determining whether a quorum exists. Each holder of Common Stock shall have one vote for each share of Common Stock registered in such holder’s name on the books of the Company on the Record Date.

A broker non-vote occurs when a broker does not have discretionary authority to vote the shares and has not received voting instructions from the beneficial owner of the shares. Brokers, as holders of record, are permitted to vote on certain routine matters, but not on non-routine matters. The ratification of the appointment of the independent registered public accounting firm is the only matter to be presented at the Annual Meeting that is considered routine under applicable rules. The election of the directors and the advisory (non-binding) vote to approve the compensation of the Company’s named executive officers are not deemed to be routine matters, so a broker is not permitted to vote on these matters without instructions from the beneficial owner of the shares. If a stockholder holds shares in street name and does not provide voting instructions to its broker, those shares will be counted as broker non-votes in the election of the directors and the advisory (non-binding) vote to approve the compensation of the Company’s named executive officers.

Director nominees are elected by a plurality of the votes of the shares of Common Stock present virtually or by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the director nominee with the most votes for a particular board seat is elected for that seat regardless of whether or not such nominee receives a majority of the votes cast. There will be no cumulative voting in the election of the directors. A broker non-vote or a withholding of authority to vote with respect to the director nominees will not have the effect of a vote against such nominee because it is not a vote cast in favor of or against the proposal.

The affirmative vote of the majority of the shares of Common Stock present virtually or represented by proxy at the Annual Meeting and entitled to vote is required to ratify the appointment of the independent registered public accounting firm. Since the ratification of the appointment of the independent registered public accounting firm is considered a routine matter under applicable rules and a broker or other nominee may generally vote on routine matters, no broker non-votes are expected to exist in connection with this proposal. Abstentions will have the effect of a vote against the ratification of the appointment of the independent registered public accounting firm.

Proposal 1.

ELECTION OF DIRECTORS

Election Procedures; Term of Office; Director Retirements

The Board of Directors currently consists of ten directors. Following the date of the Annual Meeting, the Board of Directors will consist of ten directors in the event that each of the nominees is elected. In accordance with the Company’s Amended and Restated Bylaws, members of the Board of Directors are divided into three classes, Class I, Class II and Class III. The members of each class are elected for a term of office to expire at the third succeeding annual meeting of stockholders following their election.

The Board of Directors has approved the nomination of Robert Y. Clagett, Deborah B. Diaz and Charles A. Kabbash to serve as Class III directors. The terms of the Class III directors expire at the annual meeting of stockholders in 2027 and until his or her successor is duly elected and qualified or until his earlier resignation or removal. The nominees receiving a plurality of the votes of the shares of Common Stock present virtually or by proxy at the Annual Meeting and entitled to vote on the election of directors will be elected. Unless the authority to vote for the election of directors is withheld, all shares of Common Stock represented by proxy will be voted FOR the election of the nominees.

If the nominees become unavailable to serve as a director for any reason before the election, the shares represented by proxy will be voted for such other person, if any, as may be designated by the Board of Directors. The Board of Directors has no reason to believe that the nominees will be unavailable to serve as a director. Mr. Robert Y. Clagett, Ms. Deborah B. Diaz and Mr. Charles A. Kabbash have consented to being named herein and to serve if elected.

Any director vacancy occurring after the election may be filled only by a majority vote of the remaining directors, even if there is less than a quorum of the Board of Directors.

The biographies of the nominees and continuing directors and executive officers below contains information regarding the person’s service as a director and/or executive officer, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Corporate Governance Committee and the Board of Directors to determine that the person should serve as a director and/or executive officer.

Nominee for Election

The following table sets forth the name, age and position with the Company and Primis Bank (the “Bank”) for the nominees for election as directors of the Company:

Name	Age	Positions with the Company and Bank
Robert Y. Clagett	84	Class III Director of the Company; Director of the Bank

Deborah B. Diaz	67	Class III Director of the Company; Director of the Bank

Charles A. Kabbash	87	Class III Director of the Company; Director of the Bank

Robert Y. Clagett has served as a director of the Company and the Bank since August 2014. Mr. Clagett has practiced law in the State of Maryland since 1967, with a primary focus in real estate law. He previously served as a director of Prince George’s Federal Savings Bank commencing in 1967 and was elected President and Chief Executive Officer in 1968. Mr. Clagett served as President of Prince George’s Federal Savings Bank from 1968 to 2005, and served as Chief Executive Officer from 1968 to 2014. The Company believes Mr. Clagett’s qualifications to sit on the Board of Directors include his extensive banking experience and legal expertise.

Deborah B. Diaz has served as a director of the Company and the Bank since October 2020. Ms. Diaz is CEO of Catalyst ADV, a technology and strategic growth advisory firm, and venture capital advisor developing new business markets and industry partnership opportunities since 2016. Catalyst ADV currently provides advisory services to high tech, transportation and aerospace clients such as Google, Boeing, Dell Technologies, Leidos, Equinix, PTC and many other notable public companies. Previously, Ms. Diaz served as Chief Technology Officer and Deputy Chief Information Officer at the National Aeronautics and Space Administration responsible for global system infrastructure, investment oversight, risk management, data management, innovation and technology infusion from 2009 to 2016. As Chief Information Officer for Science and Technology of the Department of Homeland Security, she was responsible for all global defense and research system infrastructure and manufacturer delivery to support a $1 billion portfolio from 2002 to 2007. She has also served as a senior government executive and international consultant in the areas of intellectual property, patents, digital transformation, data forensics, and foreign joint ventures. Ms. Diaz serves on the advisory boards of Dell Technologies; Intel Corporation; Equinix, Inc.; Raytheon Forcepoint and on the National Association of Corporate Directors (“NACD”) Capital Area Chapter Board. Ms. Diaz has also previously served on multiple private company and non-profit boards. Ms. Diaz was NACD Directorship Certified in 2019. The Company believes Ms. Diaz qualifications to sit on the Board of Directors include her extensive operational experience as a technology executive and strategic cybersecurity expert focused on digital transformation and risk management.

Charles A. Kabbash has served as a director of the Company and the Bank since April 2005. Mr. Kabbash is the owner of 414 Associates, a real estate investment and holding company, operating primarily in the Charlottesville, Virginia area since 1984. Mr. Kabbash has also served a partner in Kabbash, Fox & Gentry Commercial Real Estate since 2009 and is the owner of Kabbash Business Brokerage, which negotiates the purchase or sale of businesses. Both of these firms also operate primarily in the Charlottesville area. In addition, Mr. Kabbash is the co-owner, along with his wife, Rebecca Gentry, of CandR LLC, a company investing in emerging businesses. Mr. Kabbash was a realtor at Summit Realty from 2002 to 2009. Mr. Kabbash is heavily involved in the business, political and civic community in Charlottesville, Virginia. The Company believes Mr. Kabbash’s qualifications to sit on the Board of Directors include his management and operational expertise from years spent as a professional realtor, investor and consultant.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES LISTED ABOVE FOR ELECTION TO THE BOARD OF DIRECTORS.

CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

Members of the Company’s and the Bank’s Board of Directors are expected to have the appropriate skills and characteristics necessary to function in the Company and Bank’s current operating environment and contribute to its future direction and strategies. These include legal, financial, management and other relevant skills. In addition, the Company looks to achieve a diversified Board, including members with varying experience, age, perspective, residence, background, race, gender, and other demographic characteristics.

The following table sets forth certain information with respect to the Company’s Class I and Class II directors whose terms of office do not expire at the Annual Meeting, and the executive officers of the Company and the Bank who are not also directors:

Name	Age	Positions with the Company and Bank
Directors:
John F. Biagas	59	Class I Director of the Company; Director of the Bank

Robert Y. Clagett	84	Class III Director of the Company; Director of the Bank

Deborah B. Diaz	67	Class III Director of the Company; Director of the Bank

John M. Eggemeyer	76	Class I Director of the Company; Director of the Bank

F. L. Garrett, III	83	Class I Director of the Company; Director of the Bank

Dr. Allen R. Jones Jr.	60	Class I Director of the Company; Director of the Bank

Charles A. Kabbash	87	Class III Director of the Company; Director of the Bank

W. Rand Cook	70	Class II Director of the Company; Director of the Bank

Eric A. Johnson	70	Class II Director of the Company; Director of the Bank

Dennis J. Zember, Jr.	54	Class II Director of the Company; Director of the Bank; President and Chief Executive Officer of each of the Company and the Bank

Executive Officers:
Matthew A. Switzer	46	Executive Vice President and Chief Financial Officer of each of the Company and the Bank

Rickey A. Fulk	57	Executive Vice President of the Company and President of the Bank

Ann-Stanton C. Gore	38	Executive Vice President and Chief Marketing Officer of each of the Company and the Bank

John F. Biagas has been a director of the Company and the Bank since the closing of the Company’s merger with Eastern Virginia Bankshares, Inc. (“EVBS”) in June 2017. Mr. Biagas served as a director of EVBS and Eastern Virginia Bank (“EVB”) from 2014 until 2017, and has been the owner, President and CEO of Bay Electric Co., Inc., an electrical and general contractor located in Newport News, Virginia since 1997. Mr. Biagas is a Master Electrician licensed in four states and the District of Columbia. Bay Electric serves a very diverse client base and specializes in general contracting as well as in design/build general and electrical construction, security/technology solutions and services, and solar photovoltaic. Under Mr. Biagas’ direction, Bay Electric has become one of the fastest growing minority-owned electrical and general construction contractors in the Mid-Atlantic region with annual revenues in excess of $70 million. Mr. Biagas is also the Vice Rector for the Old Dominion University Board of Visitors and serves as vice chair of the Student

Advancement Committee and as a member of the Administration and Finance Committee. Mr. Biagas provides the Board of Directors essential guidance related to his business development expertise and general business experience through owning and operating a fast-paced contracting company and working on multi-million dollar projects. Mr. Biagas brings to the Board of Directors extensive experience in identifying potential risks and rewards in real estate development and construction. Mr. Biagas also brings to the Board of Directors leadership skills and oversight experience through his service on numerous local, statewide and national boards, including the U.S. Chamber of Commerce Board of Directors, a founding and current member of the Virginia Chapter of the Young Presidents Organization and as a founding member and director of Virginia Company Bank from its inception in 2005 until its acquisition by EVBS in 2014.

John M. Eggemeyer has been a director of the Company and the Bank since June 15, 2021. Mr. Eggemeyer is a Founder and Managing Principal of Castle Creek Capital LLC which has been an investor in the banking industry since 1990. Mr. Eggemeyer has over 40 years of experience in the banking industry and has been involved in more than 75 bank acquisitions. In 2006, the American Banker honored Mr. Eggemeyer as “Community Banker of the Year” for his success as a builder of community banking companies. Prior to founding Castle Creek, Mr. Eggemeyer spent nearly 20 years as a senior executive with some of the largest banking organizations in the U.S. with responsibilities across a broad spectrum of banking activities. Mr. Eggemeyer has served as the Chairman of PacWest Bancorp since its formation in 2000, is a Board member of The Bancorp, Northpointe Bancshares, Inc. and was a founder and Director of Guaranty Bancorp. Previously, he was Chairman and Chief Executive Officer of White River Capital and a Board member of TCF Financial Corporation, Western Bancorp and American Financial Realty. Mr. Eggemeyer’s civic and philanthropic efforts have been focused in the areas of improving the quality of instruction in education and expanding educational opportunities for lower income students. He was a founder and past President of the Rancho Santa Fe Community School Endowment and was a member of the Rancho Santa Fe School Site Selection Committee. He also helped establish the Minnesota Charter of A Better Chance, a national organization committed to creating improved educational opportunities for minority high school students. Mr. Eggemeyer is a Life Trustee of Northwestern University where he serves on the Finance and Investment Committees and is a past Trustee of the Bishop’s School of La Jolla, California and the Parent Advisory Board at Stanford University. Mr. Eggemeyer holds a Bachelor of Science degree from Northwestern University and an M.B.A. from the University of Chicago. Mr. Eggemeyer brings to the Board of Directors extensive experience in identifying potential risks and rewards in the banking industry. The Company benefits from his experience and counsel as a member of our board.

F.L. Garrett, III has served as a director of the Company and the Bank since the closing of the Company’s merger with EVBS in June 2017. Mr. Garrett served as Vice Chairman of the Board of Directors of EVBS and previously served as Chairman of the Board of Directors of a predecessor of EVB. Mr. Garrett served as a director of the Bank and a predecessor of the Bank from 1982 until June 2017. Mr. Garrett has owned Harborside Storage since 1994, a boat storage company and has been an active realtor with Long & Foster Real Estate in Essex County, Virginia and neighboring areas since 1989. As a local business owner and a successful realtor, Mr. Garrett contributes to the Board of Directors a strong sense of changing economic and market conditions in the Company’s market areas. Mr. Garrett has also developed extensive knowledge of our business during his extended service to the Company, the Bank and one of the Bank’s predecessors.

Dr. Allen R. Jones Jr. has been a director of the Company and the Bank since June 15, 2021. Dr. Jones is a licensed physical therapist in the Commonwealth of Virginia. Dr. Jones is the owner and CEO of Dominion Physical Therapy, a practice he founded in 1990 and has since expanded to six locations in the Hampton Roads region. Virginia has been Dr. Jones’ home since 1987, the year he completed his degree in physical therapy from the University of Connecticut. Dedicated to continuing education, he earned a Doctor of Physical Therapy degree from Rocky Mountain University School of Health Professions in Provo, Utah, in 2014 and also holds a postgraduate certification in Clinical Management of Head, Facial and Neck Pain and TMJ Disorders. He has been a member of the American Physical Therapy Association since 1988. Dr. Jones’ passion for high-quality care has led to numerous awards for his practice, as well as statewide leadership positions. In 2014, Gov. Terry McAuliffe appointed him to the Virginia State Board of Physical Therapy. Dr. Jones was reelected as Chairman of the Board of Physical Therapy for the state of Virginia on August 11, 2020, where he previously served as Chairman in 2017 and 2018. Dr. Jones served as Chairman for two consecutive years (2019-2021) for the Board of Health Professions. For three decades, Dr. Jones has worked hard to foster a spirit of community involvement and service through his practice. In 2014, Dr. Jones provided financial and staffing support for a collaborative trip with Old Dominion specialists to the Dominican Republic to educate clinical staff there on the treatment of autism spectrum disorder. Dr. Jones serves as a board member of Norfolk State University Foundation and Old Dominion University School of Physical Therapy & Athletic Training. Dr. Allen contributes to the Board of Directors with strong ties to its surrounding communities in the Company’s market areas. Dr. Allen has also developed extensive knowledge of our business as he served as our Hampton Advisory Board Chairman since 2018.

W. Rand Cook has been serving as Chairman of the Board of each the Company and the Bank since 2020. Mr. Cook has also served as a director of the Company and the Bank since the closing of the Company’s merger with EVBS in June 2017. Mr. Cook served as Chairman of the Board of Directors of EVBS and served as a director of EVB and a predecessor of EVB from 2000 until June 2017. Mr. Cook is a Partner in the law firm of McCaul, Martin, Evans and Cook, P.C., where he has been practicing law since 1985, and is the Commissioner of Accounts for Hanover County Circuit Court. Mr. Cook holds both MBA and JD degrees, and maintains an active law practice that focuses on corporate law and debtor and creditor rights. Mr. Cook brings experience in corporate governance, strategic planning and financial planning to the Board of Directors, and his legal background gives Mr. Cook valuable insight into various legal risks that the Company may encounter. Previously, Mr. Cook worked with the Virginia General Assembly, which provides Mr. Cook with a unique perspective on state legislative and regulatory environments.

Eric A. Johnson has served as a director of the Company and the Bank since the closing of the Company’s merger with EVBS in June 2017. For over 45 years, Mr. Johnson has been in the real estate business. Mr. Johnson has served as a real estate broker with Mason Realty in Middlesex, Virginia since 1976 and served as a director of EVB and a predecessor of EVB from 1988 until June 2017. In addition, Mr. Johnson previously owned Urbanna Market and Urbanna Builders Supply, both of which generated multi-million dollar annual sales. Mr. Johnson brings experience in local real estate markets to the Board of Directors, as well as entrepreneurial spirit, business judgment and knowledge of local business markets that he has developed through his business ventures.

Dennis J. Zember, Jr. has served as a director of the Company and the Bank since February 2020. Mr. Zember was appointed President and Chief Executive Officer of both the Company and the Bank on February 19, 2020. Mr. Zember was previously Executive Vice President and Chief Operating Officer of Ameris Bancorp from June 2016 through June 2018 and Chief Financial Officer of Ameris Bancorp from February 2005 through December 2017. The Company believes Mr. Zember’s qualifications to sit on the Board of Directors include his extensive banking experience from years spent as an executive in the industry.

Executive Officers of the Company

Matthew A. Switzer has served as Executive Vice President and Chief Financial Officer of the Company and the Bank since January 2021. Mr. Switzer served as Managing Director at Stephens, Inc. from June 2015 to January 2021. Prior to that, Mr. Switzer served at Keefe, Bruyette & Woods, a Stifel Company, from July 2005 to May 2015, most recently as Managing Director.

Rickey A. Fulk has served as Executive Vice President of the Company and President of the Bank since October 2023. Mr. Fulk has worked for Primis Bank (or its predecessors) since 1998 in various commercial capacities, most recently as the regional executive for the Richmond and Hampton Roads areas. Mr. Fulk is an active leader in the community with a passion for supporting animal rescue and the local humane society.

Ann-Stanton C. Gore has served as Executive Vice President and Chief Marketing Officer of the Company and the Bank since September 2021. Prior to that, Ms. Gore served as Senior Vice President and Director of Corporate Communications of Ameris Bank from 2019 to 2021. Ms. Gore served as Senior Vice President and Director of Corporate Marketing of Ameris Bank from 2018 to 2019. Ms. Gore previously served as Vice President and Corporate Marketing Manager of Ameris Bank from 2014 to 2018.

CORPORATE GOVERNANCE

Meetings of the Board of Directors

The Board of Directors held eleven (11) meetings during 2023. There was no director who attended less than 75% of the aggregate of the (1) total number of meetings of the Board and (2) total number of meetings held by Board committees on which he or she served. Each director is expected to dedicate sufficient time, energy and attention to company matters to ensure the diligent performance of his or her duties, including by attending annual and special meetings of the stockholders of the Company, the Board and committees of which he or she is a member.

Board Leadership Structure

Mr. Cook became the Chairman of the Board of the Company and the Bank on March 31, 2020, upon the retirement of Georgia S. Derrico. Currently, the Chief Executive Officer and Chairman positions are separated, with Mr. Zember currently serving as the President and Chief Executive Office of both the Company and the Bank. The role of the Chief Executive Officer is to set the strategic direction for the Company and manage its performance, while the Chairman of the Board is tasked with setting the agenda for Board meetings and presiding over meetings of the Board. The Board of Directors believes bifurcating the roles of Chief Executive Officer and Chairman is in the best interests of the Company and its stockholders, as doing so best positions the Company to carry out its strategic plan for core growth and enhanced performance; provides for greater accountability and transparency; enhances oversight of operations; and provides for greater Board involvement.

Oversight of Risk Management

The Board, as a whole and also at the committee level, plays an active role in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s asset quality, securities portfolio, capital, liquidity, cybersecurity and operations, as well as the risks associated with each. The Company’s Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements as well as overseeing succession planning. The Audit Committee oversees management of financial and regulatory risks. The Corporate Governance Committee manages environmental, social, and governance risks including risks associated with members of the Board of Directors, independence, and competence. The Asset-Liability Management Committee of the Bank’s Board of Directors is responsible for overseeing the management of risks regarding the Bank’s policies and procedures related to investments in securities, liquidity and interest sensitivity. The Enterprise Risk Committee has oversight of the enterprise-wide risk management framework and includes the strategies, policies, procedures, assessments and systems established and maintained by management to identify, assess, measure and manage the Company's material risks. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

Oversight of Cybersecurity Risk

Information security is a significant operational risk for financial institutions, and includes the risk of losses resulting from cyber-attacks. The Board recognizes the importance of maintaining the trust and confidence of our customers, clients, and employees, and devotes significant time and attention to oversight of cybersecurity and information security risk as a result. In light of these risks, the Board devotes attention to oversight of cybersecurity and assesses the risks and changes in the cyber environment through presentations and reports provided to our Board on a quarterly basis. The Board has primary responsibility for this oversight. In this capacity, the Board oversees the Company’s processes for identifying, assessing, monitoring and managing cybersecurity risk.

Committees of the Board of Directors of the Company

The Board of Directors of the Company has four committees, the Audit Committee, the Corporate Governance Committee, the Compensation Committee and the Enterprise Risk Committee, each of which is described below.

Audit Committee. The members of the Audit Committee are currently Robert Y. Clagett (Chairman), John F. Biagas, W. Rand Cook (ex-officio), Deborah B. Diaz, and Eric A. Johnson, all of whom the Board has determined to be “independent directors” as defined under the NASDAQ Stock Market listing standards and in Section 10A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has determined that all of the Audit Committee members have the financial knowledge, business experience and independent judgment necessary for service on the Audit Committee. The Board has further determined that Robert Y. Clagett has the requisite attributes of an “audit committee financial expert” as defined by the rules and regulations of the SEC, and has the financial literacy and accounting or financial qualifications and experience to provide effective oversight of the Audit Committee. The Audit Committee operates pursuant to a written charter, which is available electronically in the corporate governance section of the Investor Relations page of the Company’s website at www.primisbank.com.

As set forth in the Audit Committee’s charter, the functions of the Audit Committee are to assist the Board in its oversight of:

●	the integrity of the Company’s financial statements;
●	the adequacy of the Company’s system of internal controls;
●	the Company’s compliance with regulatory requirements;
●	the qualifications and independence of the Company’s independent registered public accountants; and
●	the performance of the Company’s independent registered public accountants and of the Bank’s internal audit function.

In carrying out these responsibilities, the Audit Committee, among other things:

●	monitors the preparation of quarterly and annual financial reports by the Company’s management;
●	supervises the relationship between the Company and its independent registered public accountants, including: having direct responsibility for their appointment, compensation and retention; reviewing the scope of their audit services; approving audit and non-audit services; and confirming the independence of the independent registered public accountants; and
●	oversees management’s implementation and maintenance of effective systems of internal and disclosure controls, including review of the Company’s policies relating to legal and regulatory compliance, ethics and conflicts of interests and review of the Bank’s internal auditing program.

The Audit Committee’s meetings include, whenever appropriate, executive sessions with the Company’s independent registered public accountants and with the Bank’s internal auditors, in each case without the presence of the Company’s or the Bank’s management. The Audit Committee met seven (7) times during 2023.

As part of its oversight of the Company’s financial statements, the Audit Committee reviews and discusses with both management and the independent registered public accountants all annual and quarterly financial statements prior to their issuance. During 2023, management of the Company advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles, and reviewed significant accounting and disclosure issues with the Audit Committee.

Corporate Governance Committee. The Corporate Governance Committee is responsible for making recommendations to the Board regarding the membership of the Board, including:

●	recommending to the Board the slate of director nominees for election at the annual meeting of stockholders;

●	considering, recommending and recruiting candidates to fill any vacancies or new positions on the Board, including candidates that may be recommended by stockholders;
●	establishing criteria for selecting new directors; and
●	reviewing the backgrounds and qualifications of possible candidates for director positions.

The Corporate Governance Committee operates pursuant to a written charter, a copy of which is available electronically in the corporate governance section of the Investor Relations page of the Company’s website at www.primisbank.com.

The members of the Corporate Governance Committee are currently W. Rand Cook, Deborah B. Diaz, F. L. Garrett, III, Charles A. Kabbash (Chairman), and Eric A. Johnson, all of whom the Board has determined to be “independent directors” as defined under the NASDAQ Stock Market listing standards. The Corporate Governance Committee met three (3) times in 2023.

Compensation Committee. The members of the Compensation Committee are currently John F. Biagas (Chairman), Robert Y. Clagett, W. Rand Cook (ex-officio), and F.L. Garrett, III, all of whom the Board has determined to be “independent directors” as defined under the NASDAQ Stock Market listing standards. The Compensation Committee is responsible for overseeing the development and implementation of the Company’s compensation programs, reviewing and approving corporate goals and objectives relevant to the compensation of the Bank’s senior management, which includes the Company’s named executive officers, evaluating the performance of senior management and determining and approving the compensation level for the Chief Executive Officer, and making recommendations regarding compensation of other executive officers and certain compensation plans to the Board. In addition, the Compensation Committee is responsible for the oversight of succession planning for the Company and the Bank. The Compensation Committee operates pursuant to a written charter, a copy of which is available electronically in the corporate governance section of the Investor Relations page of the Company’s website at www.primisbank.com. The Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the committee. In 2023, the Compensation Committee met eight (8) times. In 2023, the Compensation Committee engaged Pearl Meyer (the “Consultant”) to provide advice with respect to executive officer and director compensation for 2023. The Consultant periodically attended the Compensation Committee’s meetings, including executive sessions, and provided information and advice independent of management and, at the direction of the Compensation Committee Chairman, assisted management with various activities that support the Company’s executive compensation program. The Compensation Committee considered the independence of the Consultant in light of the SEC rules and NASDAQ listing standards and concluded that the work of the Consultant did not raise any conflicts of interest. The Consultant did not provide any services to the Company other than executive compensation-related services. Additional information regarding the Compensation Committee’s processes and procedures for consideration of executive compensation is provided in the Compensation Discussion and Analysis section below.

Enterprise Risk Committee. The members of the Enterprise Risk Committee are currently John M. Eggemeyer (Chairman), Deborah B. Diaz, Dr. Allen Jones, Jr., and W. Rand Cook (ex-officio), all of whom the Board has determined to be “independent directors” as set forth in Rule 5605(c)(2) of the NASDAQ Stock Market listing standards and any applicable rules and regulations of the Securities and Exchange Commission. The Enterprise Risk Committee has been established to approve and periodically review the Company's risk management policies and to oversee the implementation of the Company's enterprise-wide risk management framework. The enterprise-wide risk management framework includes the strategies, policies, procedures, assessments and systems established and maintained by management to identify, assess, measure and manage the Company's material risks. In addition, the Enterprise Risk Committee coordinates with the Audit Committee of the Board in reviewing the Company's financial and operational risks, corporate-wide compliance and other areas of Audit Committee responsibility or with the Compensation, Nominating and Governance Committees of the Board for review of compensation-related risks. The Enterprise Risk Committee met four (4) times in 2023.

Committees of the Board of Directors of the Bank

The Board of Directors of the Bank (the “Bank Board”) has one committee, the Asset-Liability Management Committee, which is described below.

Asset-Liability Management Committee. The members of the Asset-Liability Management Committee are currently W. Rand Cook, F.L. Garrett, III, Charles A. Kabbash and Dennis J. Zember, Jr. Six non-director executive officers also serve as members of the Asset-Liability Management Committee: the Bank’s Chief Financial Officer, Chief Accounting Officer, Chief Credit Officer, Chief Risk Officer, Treasurer and Chief Strategy Officer. The Asset-Liability Management Committee ensures that the Bank’s investment policies and procedures are adequate and that the Bank’s investments in securities are consistent with the guidelines established in the Bank’s policies and comply with applicable laws and regulations. The committee evaluates the performance of the securities portfolio to ensure that the Bank’s objectives with respect to diversification, liquidity, and quality are met. While management is responsible for purchase decisions with respect to investment securities, the Asset-Liability Management Committee is responsible for reviewing and ratifying management’s investment transactions. The Asset-Liability Management Committee is also responsible for reviewing the entire balance sheet to ensure that products and funding sources adhere to the Board’s policies relating to asset-liability and interest rate risk management. The Asset-Liability Management Committee met four (4) times in 2023.

Board and Director Evaluations

The Board of Directors as a whole, and directors as individuals, have been subject to evaluation for effectiveness from time to time.  In 2023, the Board adopted the following framework to ensure regular review:

1.	Annual Evaluations as a Group - No less than annually, the Board shall undergo an evaluation into its effectiveness as a group considering the environment and strategies of the organization and determining if the Board possesses the skills and competence to appropriately govern the organization.

2.	Annual Evaluation for each Member – Each Board member shall annually complete an evaluation of their performance as a member of the Board of Directors. The review will cover attendance, understanding of the issues and technical concerns of the organization, the involvement in various and applicable community events that promote the organization and its culture and brand, the participation on committees of the Board of Directors, and other areas defined or evaluated by the Board or the Governance Committee.

3.	Detailed Discussion About Continued Board Service at End of Each Term – In anticipation of an expiring term where a board member might stand for re-election, the CEO and the Chairman shall meet privately with the director. The purpose of the meeting shall be to explore the mutual benefit to the director and the organization about continued service on the Board of Directors. The meeting shall occur approximately one year before the director’s current term expires and the results of the meeting shall be reported promptly to the chairperson of the Governance Committee of the Board of Directors.

The Board has not established term limits or a mandatory age of retirement but anticipates the preceding framework will result in regular Board refreshment over time. Through the work of the Corporate Governance Committee, Board refreshment will utilize the nomination process outlined while pursuing the diversity goals highlighted below.

Director Nominations Process

The Corporate Governance Committee considers nominees to serve as directors of the Company and recommends such persons to the Board of Directors. The Corporate Governance Committee also considers director candidates recommended by stockholders if such candidates appear to be qualified to serve on the Board of Directors and meet the criteria for nominees considered by the Corporate Governance Committee. The Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Corporate Governance Committee does not perceive a need to increase the size of the Board. In order to avoid the unnecessary use of the Corporate Governance Committee’s resources, the Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below in the section entitled “Procedures to be Followed by Stockholders.”

Criteria for Director Nominees.

The Corporate Governance Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. The Corporate Governance Committee considers the following criteria in selecting nominees: financial expertise and business experience; familiarity with and participation in the local community and the nominee’s ability to refer business to the Company; integrity, honesty and reputation; dedication to the Company and its stockholders, including the nominee’s ownership of the Company’s Common Stock; independence; and any other factors the Corporate Governance Committee deems relevant, including age, size of the Board of Directors and regulatory disclosure obligations.

The Corporate Governance Committee does not have a formal policy with respect to diversity; however, the Board and the Corporate Governance Committee believe that it is essential that the Board members represent diverse viewpoints, background, experience, gender, race, skill set and other demographics. The Company believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge, and abilities that will allow the Board to fulfill its responsibilities. The diversity of the Board is evaluated on a continuing basis by assessing whether varying viewpoints are routinely presented, evaluating the individual performance and contributions of each Director, and ensuring that varying perspectives are presented on key issues.

The Corporate Governance Committee may weigh the foregoing criteria differently in different situations, depending on the composition of the Board at the time. The Audit Committee maintains at least one director who meets the definition of “audit committee financial expert” under the regulations of the SEC.

In addition, prior to nominating an existing director for re-election to the Board of Directors, the Corporate Governance Committee considers and reviews an existing director’s Board and committee attendance and performance; length of Board service; experience, skills and contributions that the existing director brings to the Board; and independence.

Process for Identifying and Evaluating Director Nominees.

Pursuant to the Corporate Governance Committee Charter, as approved by the Board of Directors, the Corporate Governance Committee is responsible for the process relating to director nominations, including identifying, interviewing and selecting individuals who may be nominated for election to the Board of Directors. The process that the Corporate Governance Committee follows when it identifies and evaluates individuals to be nominated for election to the Board of Directors is set forth below.

Identification. For purposes of identifying nominees for the Board of Directors, the Corporate Governance Committee will rely on personal contacts of the members of the Board of Directors as well as their knowledge of members of the Bank’s local communities. The Corporate Governance Committee will also consider director candidates recommended by stockholders in accordance with the policy and procedures set forth below in the paragraph entitled “Procedures to be Followed by Stockholders.” The Corporate Governance Committee has not historically used an independent search firm in identifying nominees, although it may utilize such search firms in the future.

Evaluation. In evaluating potential nominees, the Corporate Governance Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria set forth above. In addition, for any new director nominee, the Corporate Governance Committee will conduct a background check of the individual and interview the candidate. After evaluating the candidate(s), the Corporate Governance Committee makes a recommendation to the full Board. The full Board interviews the final candidate(s) before making a decision. A director and officer questionnaire is completed by the candidate(s) after their selection.

Procedures to be Followed by Stockholders

Any stockholder of the Company may nominate one or more persons for election as a director of the Company at an annual meeting of stockholders if the stockholder complies with the prior notice and information provisions contained in the Company’s Amended and Restated Bylaws. In order for a director nomination to be timely, a stockholder’s notice to the Company must be received at the Company’s offices not later than the 90th day prior to the anniversary date of the immediately preceding year’s annual meeting. To submit a nomination of a director candidate, a stockholder must submit the following information in writing, addressed to the Chairman of the Corporate Governance Committee, care of the Corporate Secretary, at 10900 Nuckols Road, Suite 325, Glen Allen, Virginia 23060:

●	The name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated;
●	A representation that the stockholder is a holder of record of stock of the Company entitled to vote at the annual meeting and, if applicable, intends to appear virtually or by proxy at the meeting to nominate the person or persons specified in the notice;
●	If applicable, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;
●	Such other information regarding each nominee that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act or any successor regulation thereto;
●	A questionnaire completed by the nominee that, among other things, enquires into such person’s independence; and
●	Such nominee’s written consent to serve as a director of the Company if so elected.

A nomination of any person not made in compliance with the foregoing procedures may not be eligible to be voted upon by the stockholders at the meeting.

If the Corporate Governance Committee receives a director nomination from a stockholder or group of stockholders who (individually or in the aggregate) beneficially own more than 5% of the Company’s outstanding common stock for at least one year as of the date of such recommendation, the Company, as required by applicable securities law, will identify the candidate and stockholder or group of stockholders recommending the candidate and will disclose in its proxy statement whether the Corporate Governance Committee chose to nominate the candidate, as well as certain other information.

Stockholder Communications with Directors; Director Attendance at Annual Meeting

The Board of Directors will give appropriate attention to written communications received from stockholders, and will respond if and as appropriate. Stockholders or other interested parties can contact any director or committee of the Board of Directors by writing to them in care of Cheryl Wood, Corporate Secretary, 10900 Nuckols Road, Suite 325, Glen Allen, Virginia 23060. Comments or complaints relating to the Company’s accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee. Other concerns will also generally be referred to the Audit Committee.

In addition, the Board of Directors encourages directors to attend the annual meeting of stockholders. All ten Company directors attended the Company’s 2023 Annual Meeting of Stockholders held on May 25, 2023.

Policy On Insider Trading

We have adopted an Insider Trading Policy to promote compliance with federal, state and foreign securities laws that prohibit certain persons who are aware of material non-public information about a company from: (i) trading in securities of that company; or (ii) providing material non-public information about the Company or about other companies doing business with the Company to persons who may trade on the basis of that information. Our insider trading policy includes pre-clearance requirements and procedures for our officers and directors prior to effecting a transaction.

Prohibitions on Hedging

The Company prohibits all directors, officers and employees from engaging in speculative trading and hedging shares of Company securities. This includes prohibitions against short-selling Company securities and transactions in any derivative of Company securities, including buying and writing options. Directors, officers and employees are restricted from buying Company securities on margin or using Company securities as collateral for a loan. Additionally, the Company’s Insider Trading Policy prohibits trading for directors, officers and certain employees during designated blackout periods and requires approval by the Company’s Compliance Officer prior to any trade.

Code of Ethics

The Company’s Board of Directors has adopted a Code of Ethics that applies to all directors, officers and employees, including the Company’s Chairman of the Board, the Company’s President and Chief Executive Officer and senior financial officers. The Board designed the Code of Ethics in an effort to deter wrongdoing and to promote honest and ethical conduct, including the ethical handling of conflicts of interest, full, fair and accurate disclosure in filings and other public communications made by the Company, compliance with applicable laws, prompt internal reporting of violations of the Code of Ethics, and accountability for adherence to the Code. The Code of Ethics is available electronically in the corporate governance section of the Investor Relations page of the Company’s website at www.primisbank.com.

Director Independence

During the review by the Company’s Board of Directors of director independence, the Board considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates, including those reported under “Certain Relationships and Related Party Transactions” below. The Board also considered whether there were any transactions or relationships between directors or any member of their immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner or significant equity holder) and members of the Company’s senior management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the director is independent.

As a result of this review, the Board affirmatively determined that all of the Company’s current directors, with the exception of Dennis J. Zember, Jr., are independent directors as defined by the listing standards of the NASDAQ Stock Market. Mr. Zember is considered to be an “inside” director because of his employment as a senior executive of the Company. The independent directors of the Company hold executive sessions from time to time without the Chief Executive Officer or any other member of management present.

Board Diversity Matrix

Our Board views its diversity as an important strength, as our commitment to diversity of experience, gender, and ethnicity is a key driver of the Corporation’s success. The following matrix illustrates the diversity of the Board as of the date of the Annual Meeting of Stockholders.

Total Number of Directors	10

Part I: Gender Identity	Female	Male		Non-Binary	Did Not Disclose Gender

Directors	1	9		—	—

Part II: Demographic Background
African American or Black	—	2		—	—
Alaskan Native or American Indian	—	—		—	—
Asian	—	—		—	—
Hispanic or Latinx	—	—		—	—
Native Hawaiian or Pacific Islander	—	—		—	—
White	1	6		—	—
Two or More Races or Ethnicities	—	1	(1)	—	—
LGBTQ+	—	—		—	—
Did Not Disclose Demographic Background	—	—		—	—
(1)	Includes one director who identifies as Middle Eastern.

In addition to the valuable perspectives resulting from the diversity of gender and ethnicity on the Board, the Corporate Governance Committee seeks to ensure that there is diversity of thought among directors, resulting in more thorough analysis of each issue and better decisions, which in the long-term results in greater stockholder value. The Board and Corporate Governance Committee believes that diversity of thought stems from many factors including professional experience, life experience, socio-economic background, gender, race, religion, skill set, and geographic representation. The Company believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge, abilities, and shareholder and community representation that will allow the Board to fulfill its responsibilities.

Environmental, Social and Governance (ESG)

The Company understands the importance of conducting our business in a manner that aims to be sustainable, while trying to promote positive social impacts and transparent governance practices. It is important to us to build formal ESG programs for the Company and to demonstrate how Primis’ culture helps shape our service to all of our stakeholders. We recognize the magnitude of ESG in today’s marketplace and want to aim to do our part. In 2023, we continued to build sustainability infrastructure and practices in support of positive societal impacts, ESG factors, and transparency.

We believe that our Board of Directors play an important oversight role in assessing our ESG practices at Primis and understanding the various risks and potential impact of ESG issues on our businesses. ESG practices at Primis are monitored by our Board of Directors and through committees at the executive leadership level. While our Corporate Governance Committee reviews many of the issues within the scope of ESG matters, other Board Committees receive regular updates with respect to matters more directly related to the scope of the work of those particular committees. For instance, our Compensation Committee receives periodic updates on our diversity, equity, and inclusion initiatives and human capital strategy. Our Board reviews cybersecurity risks, environmental risks to our businesses—including the potential risks associated with climate change—and oversees ESG risk management initiatives and activities.

In 2022, we enhanced our commitment to ESG progress by filling two important positions: a Director of Corporate Social Responsibility and a Director of CRA (“Community Reinvestment Act”) Compliance. Our Director of Corporate Social Responsibility has overall responsibility for guiding the Bank’s community engagement as well as oversight of Primis Works, the single-mother internship program started in 2021. Our Director of CRA Compliance further focuses on our products, services and engagement with low to moderate income areas where we bank. Through their efforts, and the efforts of the Board, management and the broader Primis community, 2023 saw the following accomplishments:

Volunteerism, Sponsorship and Donation

-	Approximately 2,300 volunteer hours recorded (Primis’ Community Champion program gives each team member up to eight volunteer hours to follow their passions and give back to their local communities).

-	Primis employees are leaders on Boards throughout our banking footprint, including Life Asset (a non-profit organization that offers micro-loans, training and support for entrepreneurs in the Greater Washington D.C. area), Boys Town Washington D.C., Maryland Council on Economic Education, Maryland Umbrella Group (educational advocacy, tutoring and senior support services), SOUL Programs - Sports for Social Change (engaging students in six core programs including College Access Study Hall, Sister Circle, Young Men’s Roundtable, Sustainability Education and College 101), WETATi (education to LMI students on how to become financially independent), Chesterfield CASA, and many others.

-	Donated over $120,000 to local initiatives and organization supporting families, literacy, and community development, including support to the Massey Cancer Center, Forward Foundation, Versability Resources and various community support services.

Empowering Women and Girls

-	Primis flagship program, Primis Works, empowers single mothers by providing a life-changing opportunity to establish and grow meaningful careers. This four-month experience offers full benefits, paid childcare, and combines classroom education, mentorship, personal and professional development, and extensive job training in a variety of departments at Primis. Primis Works graduated 6 associates in 2023.

-	Partnered with local organizations such as the Forward Foundation, Human Kind, Dress for Success and Toolbank.

Sharpening Minds for all Generations

-	Partnerships with Junior Achievement, schools, Chambers of Commerce, economic development boards and the like, give Primis employees the opportunity to teach financial basics to people of all ages.

-	$200,000 donation to the Commonwealth Connect Fund which is expanding broadband access to underserved areas across the Commonwealth of Virginia and which will advance the efforts of bridging the digital divide for approximately 233,000 locations across Virginia that lack access to broadband.

-	Bank On certification was achieved for Primis Perks and Primis Premium checking accounts by the Cities for Financial Empowerment (CFE) which helps the Bank reach LMI communities with low cost banking products to expand access to the financial system. Unlike other institutions, our products did not need modification to achieve this certification.

-	In partnership with the Commonwealth’s Attorney’s Office of Henrico County, Primis developed an Elder Financial Exploitation Prevention education program which debuted in the second quarter of 2023, at the Virginia Coalition for the Prevention of Elder Abuse. Over 170 seniors and caregivers attended these programs.

Advancing STEM Opportunities for Women and Minorities

-	Partnered with Virginia State University and Appomattox Regional Governor’s School to field teams of female undergraduates and high school students led by Primis volunteer coaches to solve a business issue with a technology solution.

-	Fostered the following goals among the students: refine soft skills, augment career awareness, develop real world problem solving skills.

-	Awarded scholarships to all of the participants.

-	Adding additional regional partnerships in 2024.

DIRECTOR COMPENSATION

Appropriate compensation is critical to attracting, retaining and motivating directors who have the qualities necessary to serve the Corporation as a director and who meet the guidelines set forth by our Governance Committee.  The following discusses the Company’s approach to director compensation.

Stock Ownership Policy

In December of 2022, the Board adopted stock ownership guidelines for directors of the Company to further align the Board’s long-term interests with those of the Company’s stockholders.  Before their third anniversary as a board member, directors must own unencumbered shares with a minimum value equal to 100% of the average annual board compensation.

To encourage further stock ownership by its directors, the Bank maintains a stock matching program pursuant to which it funds the purchase of additional shares of Company common stock on behalf of a director in an amount equal to 125% of the shares of Company common stock otherwise purchased by the director, up to an annual value of $25,000 per director.

2023 Director Fees

In 2023, each non-employee member of the Board of Directors received an annual retainer of $30,000 and the chairman of each board committee received an additional annual retainer of $2,500, in each case payable quarterly. During 2023, all board meetings of the Company and the Bank were joint meetings, with the Chairman of the Board receiving $2,000 per meeting attended and each non-employee director receiving $1,000 per meeting attended. For special meetings of the Company and the Bank, all non-employee directors received $1,000 per meeting attended. For all committee meetings, the non-employee directors received $700 per meeting attended. Each non-employee director of the Bank and the Company also receives reimbursement for any travel, food and lodging expenses. Directors who are also employees of the Company or the Bank received no additional compensation for their service as a director.

2023 Director Compensation(1)

The following table contains information concerning the compensation of the directors of the Company and the Bank for the fiscal year ended December 31, 2023. The named executive officers who also serve (or served) as directors did not receive any compensation for their service as directors for the fiscal year ended December 31, 2023.

	Fees Earned or	All Other
	Paid in Cash	Compensation
Name	($)	($)(2)	Total ($)
John F. Biagas	53,500	25,000	78,500
Robert Y. Clagett	53,500	25,000	78,500
W. Rand Cook	80,200	25,000	105,200
Deborah B. Diaz	50,100	25,000	75,100
John M. Eggemeyer	45,800	-	45,800
F.L. Garrett, III	50,800	25,000	75,800
Eric A. Johnson	48,000	25,000	73,000
Allen R. Jones, Jr.	43,800	25,000	68,800
Charles A. Kabbash	47,200	25,000	72,200
(1)	Non-employee directors were not awarded stock options or stock awards in 2023. As of December 31, 2023, none our non-employee directors held any stock awards.
(2)	Represents the value of the shares of Company common stock purchased by the director for which the Bank provided funding pursuant to the Company’s stock matching program described above.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Compensation Discussion and Analysis

This section discusses the Company’s compensation program, including how it relates to the executive officers named in the compensation tables that follow (who we sometimes refer to below and elsewhere in this Proxy Statement as the “named executive officers”). The executive officers of the Company currently hold the same executive officer positions with the Bank and all executive compensation is paid by the Bank for services performed by executives of the Bank. Accordingly, the following discussion of executive compensation relates to the compensation by the Bank to executives of the Bank.

The primary objective of our executive compensation program is to attract, retain and motivate key employees and enable those persons to participate in the long-term success of the Company while also advancing the interests of our stockholders. As such, the compensation program is designed to provide levels of compensation which are reflective of both the individual’s and the organization’s performance in achieving certain goals and objectives and in helping to build value for our stockholders. Set forth below is an analysis of our compensation program, the material compensation policy decisions we have made under this program and the material factors that we considered in making those decisions. Our named executive officers (the “NEOs”) are:

●	Dennis J. Zember, Jr., President and Chief Executive Officer
●	Matthew A. Switzer, Executive Vice President and Chief Financial Officer;
●	Rickey A. Fulk(1), Executive Vice President and President of Primis Bank;
●	G. Cody Sheflett, Jr.(2), former Executive Vice President, Chief Operating Officer and Chief Information Officer; and
●	Ann-Stanton C. Gore, Executive Vice President and Chief Marketing Officer.
(1)	Mr. Fulk was appointed Executive Vice President and President of Primis Bank on October 2, 2023.
(2)	Mr. Sheflett passed away on January 16, 2024.

Overview of Compensation Program

The Compensation Committee of the Board of Directors is responsible for developing and making recommendations to the Board with respect to the Company’s executive compensation policies. John F. Biagas, Robert Y. Clagett, and F.L. Garrett III serve on the Compensation Committee (the “Compensation Committee”). The Compensation Committee, along with the Board, has reviewed the compensation policies and practices for all employees and concluded that any risks arising from such policies and practices are not reasonably likely to have a material adverse effect on the Company.

Compensation Philosophy and Objectives

The fundamental objectives of the Bank’s executive compensation policies are to ensure that Bank executives are provided incentives and compensated in a way that advances both the short- and long-term interests of stockholders while also ensuring that the Company and the Bank are able to attract, retain and motivate executive management talent. Accordingly, compensation is based on: (1) the employee’s individual performance and his or her ability to lead the Company and the Bank to achieve their respective financial goals, (2) the Company’s consolidated financial performance and (3) compensation compared to peer institutions’ executive compensation. In making decisions with respect to any element of an executive officer’s compensation, the Compensation Committee considers the total compensation that may be awarded to the executive officer, including salary, annual bonus, long-term equity incentive compensation, accumulated realized and unrealized stock option gains, and the dollar value to the executive and cost to the Company of all perquisites and other personal benefits. The Compensation Committee’s goal is to award compensation that is reasonable when all elements of potential compensation are considered.

The Compensation Committee believes tying compensation to Company performance is critical for ensuring management alignment with shareholders, particularly for CEO compensation. As discussed further below, executive compensation in 2023 was heavily influenced by the Company’s earnings performance for the year.

Setting Executive Compensation

In reviewing the 2023 compensation of each of our executive officers, the Compensation Committee reviewed all components of his or her respective compensation, including base salary, annual bonus, long-term equity incentive compensation, accumulated realized and unrealized stock option gains, and the dollar value to the executive and cost to the Company of all perquisites and other personal benefits. In addition, the Compensation Committee reviewed each executive officer’s compensation history and performance information and the market data discussed below.

Role of Compensation Consultant and Market Data

As discussed earlier in this Proxy Statement, in 2023, the Compensation Committee engaged the Consultant to provide advice with respect to executive officer and director compensation for 2023.

The Consultant reviewed a peer group comprised of 24 mid-Atlantic U.S. banks ranging in assets from $2.3 billion to $6.0 billion, with median assets of $3.2 billion and median market cap of $406 million. The peer group consisted of the following banks: ACNB Corporation, American National Bankshares, Blue Ridge Bankshares, C&F Financial Corporation, Capital City Bank Group, CapStar Financial Holdings, Carter Bankshares, City Holding, CNB Financial, Codorus Valley Bancorp, Colony Bankcorp, First Bank, First Community Bancshares, HomeTrust Bancshares, MetroCity Bankshares, Mid Penn Bancorp, MVB Financial, Orrstown Financial Services, Peoples Financial Services, SmartFinancial Inc., Southern First Bancshares, Summit Financial Group, Shore Bancshares, Inc. and Wilson Bank Holding Company. The Consultant reviewed base salary, total cash compensation, targeted total cash compensation and targeted total direct compensation of our executive officers as compared to the peer group.

The Company did not benchmark the compensation of its named executive officers to a certain percentage or range of compensation within the market data provided by the Consultant. Instead, the Compensation Committee used this information as a point of reference for measurement, but not as the determinative factor in setting the compensation of the Company’s named executive officers. The Compensation Committee did not use the compensation data to “target” a specific compensation level for any given executive. Rather, the Compensation Committee used its understanding of peer group compensation as a starting point for its decision making.

Because the comparative compensation information is just one of the analytical tools that are used in setting named executive officer compensation, the Compensation Committee has discretion in determining the nature and extent of its use. Further, given the limitations associated with comparative pay information for setting individual executive compensation, including the difficulty of assessing and comparing wealth accumulation through equity gains and post-employment amounts, the Compensation Committee may elect not to use the comparative compensation information at all in the course of making compensation decisions.

Role of Executives in Establishing Compensation

In early 2023, the Compensation Committee made all decisions with respect to compensation of Mr. Zember, subject to review and approval by the full Board of Directors. Mr. Zember reviewed the performance of the Company’s executive officers (other than himself) and, based on that review, recommended to the Compensation Committee amounts payable to such other executive officers, including the other named executive officers. Mr. Zember was not involved with any aspect of determining his own pay.

Consideration of Last Year’s Advisory Stockholder Vote on Executive Compensation

At the 2023 annual meeting of stockholders (the “2023 Annual Meeting”), approximately 94% of the shares represented and entitled to vote at the annual meeting were voted to approve the compensation of the Company’s named executive officers, as discussed and disclosed in the proxy statement for the 2023 Annual Meeting. The Compensation Committee concluded that the results of the advisory say-on-pay vote reflected stockholder support of our compensation program. In light of this support, the Compensation Committee did not make material changes to our executive compensation program.

Components of Executive Compensation

The principal components of the executive compensation program of the Company (through the Bank) are:

●	base salary;
●	cash incentive awards;
●	long-term equity incentive awards;
●	perquisites and other personal benefits; and
●	severance protection through employment agreements.

Base Salary

Salaries provide executive officers with a base level of monthly income and help achieve the objectives outlined above by attracting and retaining strong talent. Generally, base salaries are not based on specific measures of corporate performance, but are determined by tenure of service, scope of the position, including current job responsibilities, relative salaries of the Company’s peers and the officer’s individual performance and contribution to the Company. The Company’s base salaries are adjusted based on factors such as individual experience, individual performance, individual potential, cost of living considerations and specific issues particular to the Company as well as the Compensation Committee’s subjective judgment. The Compensation Committee monitors the base salary levels and the various incentives of the named executive officers of the Company to ensure that overall compensation is consistent with the Company’s objectives and remains competitive within the area of the Company’s operations.

Effective March 1, 2023, the Compensation Committee approved an increase to the base salary of the following executive officers: Mr. Zember, 5.0% to $674,872; Mr. Switzer, 4.8% to $329,994; Mr. Fulk, 19.4% to $225,722; Mr. Sheflett, 5.3% to $299,984 and Ms. Gore, 4.0% to $256,160. Effective April 1, 2023, the Compensation Committee approved an increase to the base salary of Mr. Fulk, 11.1% to $250,799 and effective September 28, 2023, the Compensation Committee further approved an increase to the base salary of Mr. Fulk, 20.0% to $300,959 in connection with his promotion to Executive Vice President.

Non-Equity Incentive Compensation

The Compensation Committee spent considerable time in 2023, in coordination with the full Board of Directors and the CEO, aligning targets for incentive pay with the Company’s short-term goals. In 2023, the Compensation Committee established the following goals with high and low ranges of achievement around the target and with each goal weighted equally:

		Incentive Payout Rates Versus Targets
Financial Measure	Weighting	75%	100%	125%	Actual

Net Income as Percent of Budget(1)	35%	90%	100%	110%	72%
Non-Brokered Deposit Growth(2)	25%	10%	15%	20%	25%
Gross Loan Growth(3)	20%	6%	8%	10%	9%
Year-End Nonperforming Assets / Assets(4)	20%		0.50%		0.19%
(1)	Reported net income for 2023, adjusted for certain one-time items, as a percentage of budgeted net income for 2023.
(2)	Represents growth in non-brokered deposits from December 31, 2022 to December 31, 2023.
(3)	Represents growth in gross loans held for investment, excluding Paycheck Protection Program balances, from December 31, 2022 to December 31, 2023.
(4)	Represents the level of nonperforming assets to total assets by December 31, 2023. This metric was measured on a pass or fail basis in the incentive plan.

Targets incentive percentages of base salary were determined for executive management. These targets combined with the payout ranges above would determine short-term incentives. The following table shows the target incentive payout levels for each named executive assuming midpoint performance on the established goals:

				Calculated
			Target	Incentive	Actual
		Target	Incentive	Payment	Incentive	Actual
Named Executive	Salary ($)	(% of Salary)	Payment ($)	(at 74%) ($)	Payment ($)	(% of Salary)

Dennis J. Zember, Jr.	$674,872	50%	$337,436	$249,703	$—	0%
Matthew A. Switzer	329,994	35%	115,498	85,468	—	0%
Rickey A. Fulk	300,959	30%	90,288	66,813	—	0%
G. Cody Sheflett	299,984	35%	104,994	77,696	—	0%
Ann-Stanton C. Gore	256,160	30%	76,848	56,868	—	0%

As noted above, actual results relative to 2023 goals implied a payout of 74% of targeted incentive amounts for the year. However, the Compensation Committee noted that, while progress on multiple strategic initiatives was made in 2023, net income for the year was below expectations. As a result, the Compensation Committee used its discretion to eliminate short-term incentive payments for executive management for 2023.

Long-Term Equity Incentive Awards

The Company maintains an equity compensation program for its named executive officers and other key employees, in order to attract, retain and motivate key employees and enable those persons to participate in the long-term success of the Company. In 2021, the Compensation Committee began including performance-based grants in management’s long-term equity incentive awards to increase the alignment of management incentives with long-term goals versus time-based grants alone. For 2022 and 2023, the Compensation Committee chose to make all awards performance-based. The performance-based restricted stock units are convertible, on a one-for-one basis, into shares of stock based on the level of achievement of the Company’s adjusted earnings per share compound annual growth over the 5-year performance period commencing the year of the grant. The following table details the performance targets and payout levels for the 2022 and 2023 performance unit grants.

Adjusted EPS CAGR(1)		Payout
2022	2023	Factor

12%	10%	150%
10%	8%	100%
8%	6%	75%
6%	5%	50%
< 6%	< 5%	0%
(1)	Calculated as the five-year compound annual growth rate in credit-adjusted pre-tax operating earnings per share beginning the year of the grant.

Amendment to Mr. Zember’s Performance Units. During 2023, the Compensation Committee amended Mr. Zember’s 2021 and 2022 performance units (collectively, the “Zember Performance Unit Amendment”) to provide that (i) with respect to the 2021 performance units, to the extent that the Company meets the performance targets that would entitle Mr. Zember to earn more than 50,000 shares upon settlement of the award in 2026 (or, in certain limited circumstances, an earlier date as provided in the award agreement), Mr. Zember’s award will be limited at 50,000 shares of stock and he will be entitled to the cash value of any shares earned in excess of 50,000 (with the value of any cash awards received by Mr. Zember in 2026 limited to $500,000); and (ii) with respect to the 2022 performance units, to the extent that the Company meets the performance targets that would entitle Mr. Zember to earn more than 50,000 shares upon settlement of the award in 2027 (or, in certain limited circumstances, an earlier date as provided in the award agreement), Mr. Zember’s award will be limited at 25,233 shares of stock, and he will be entitled to the cash value of any shares earned in excess of 25,233 (with the value of any cash awards received by Mr. Zember in 2027 limited to $500,000). The terms of Mr. Zember’s 2023 performance units are consistent with those provided in the Zember Performance Unit Amendment.

Perquisites and Employee Benefit Plans

Perquisites represent a small part of the Company’s executive compensation program. The Compensation Committee reviews annually the perquisites provided to the named executive officers, and offers such benefits after consideration of the business need. The named executive officers are eligible to participate in the same employee benefits plans that are generally available to all Company employees.

Employment Agreements

During 2023, the Company and the Bank were party to employment agreements with our named executive officers. The Compensation Committee and the Bank believe that the employment and change-in-control agreements are a critical tool in retaining our executive team. These agreements also include certain protections for the Company and the Bank in the form of post-employment restrictive covenants.

Employment Agreement with Mr. Zember. Effective December 20, 2022, the Company entered into an amended and restated employment agreement with Mr. Zember, President and Chief Executive Officer of the Company and the Bank. The amended and restated agreement amends and restates in its entirety the original employment agreement with Mr. Zember, dated February 19, 2020 (the “Original Employment Agreement”). The amended and restated employment agreement is substantially the same as the Original Employment Agreement, except as described herein. Pursuant to the amended and restated agreement, Mr. Zember’s base salary was set at $642,735 to align with his 2022 base salary, with eligibility for annual increases at the Compensation Committee’s discretion, and the Company committed to providing Mr. Zember life insurance in the amount of $5,000,000, with fifty percent (50%) of the proceeds directed to the Company and fifty percent (50%) of the proceeds directed to Mr. Zember’s designated beneficiary. The amended and restated agreement also provides that if Mr. Zember’s employment is terminated without cause or he resigns for good reason following a change in control, then his performance-based equity awards will be deemed to have been earned as of his termination date based upon the actual level of achievement of all relevant performance goals measured as of the date of such termination.

Employment Agreement with Mr. Switzer. Effective January 10, 2021, the Company was party to an employment agreement with Mr. Switzer, pursuant to which Mr. Switzer serves as Executive Vice President and Chief Financial Officer of the Company and the Bank. The employment agreement has an initial two-year term that would expire on January 10, 2023, subject to automatic two-year renewals unless either party provided written notice of non-renewal no later than sixty days before any renewal date. Mr. Switzer’s employment agreement provides for an annual base salary and eligibility for equity awards and annual bonuses and certain other benefits, and payment of private club dues. Mr. Switzer’s employment agreement also provided that any incentive compensation paid to Mr. Switzer, including both equity and cash incentive compensation, is subject to repayment or clawback as further described in the agreement.

Employment Agreement with Mr. Fulk. Effective October 25, 2023, the Company entered into an employment agreement with Mr. Fulk, pursuant to which Mr. Fulk serves as Executive Vice President of the Company and the Bank. The employment agreement has an initial two-year term that would expire on September 13, 2023, subject to automatic two-year renewals unless either party provided written notice of non-renewal no later than sixty days before any renewal date. Mr. Fulk’s employment agreement provides for an annual base salary and eligibility for equity awards and annual bonuses and certain other benefits, and payment of private club dues. Mr. Fulk’s employment agreement also provided that any incentive compensation paid to Mr. Fulk, including both equity and cash incentive compensation, is subject to repayment or clawback as further described in the agreement.

Employment Agreement with Ms. Gore. Effective September 13, 2021, the Company entered into an employment agreement with Ms. Gore, pursuant to which Ms. Gore serves as Executive Vice President and Chief Marketing Officer of the Company and the Bank. The employment agreement has an initial two-year term that would expire on September 13, 2023, subject to automatic two-year renewals unless either party provided written notice of non-renewal no later than sixty days before any renewal date. Ms. Gore’s employment agreement provides for an annual base salary and eligibility for equity awards and annual bonuses and certain other benefits, and payment of private club dues. Ms. Gore’s employment agreement also provided that any incentive compensation paid to Ms. Gore, including both equity and cash incentive compensation, is subject to repayment or clawback as further described in the agreement.

Clawback Policy

We maintain a clawback policy (the “Clawback Policy”) that complies with the applicable NASDAQ listing standards and Rule 10D-1 under the Securities Exchange Act of 1934. In the event of a restatement of the reported financial results of the Company due to material non-compliance with financial reporting requirements, the Compensation Committee will recover reasonably promptly the amount of all erroneously awarded compensation received by a current or former executive officer during the covered period (within the meaning of such terms as provided in the NASDAQ listing standards).

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report of the Compensation Committee shall not be deemed to be incorporated by reference into any such filing.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee
John F. Biagas (Chairman) Robert Y. Clagett W. Rand Cook (ex-officio) F.L. Garrett III

Summary Compensation Table

The following table provides information regarding the compensation paid or accrued by the Company to or on behalf of the Company’s named executive officers for the fiscal years ended December 31, 2023, 2022, and 2021.

							Change in
							Pension
							Value and
						Non-equity	Nonqualified
						Incentive	Deferred
Name and					Stock	Plan	Compensation	All Other
Principal Position		Year	Salary ($)	Bonus ($)	Awards ($) (1)	Compensation ($)	Earnings ($)	Compensation ($)		Total ($)

Dennis J. Zember, Jr.		2023	$672,194	$-	$459,000	$-	$-	$65,500	(2)	$1,196,693
President and Chief Executive Officer		2022	639,112	-	498,102	250,000	-	45,963		1,433,177
		2021	617,500	-	631,575	341,550	-	27,142		1,617,767

Matthew A. Switzer		2023	328,750	-	102,000	-	-	26,716	(3)	457,466
Executive Vice President and		2022	312,500	-	106,470	100,000	-	28,261		547,231
Chief Financial Officer		2021	291,023		199,340	110,000	-	42,302		642,665

Rickey A. Fulk		2023	256,667	-	102,000	-	-	15,345	(4)	374,011
Executive Vice President and
President of Primis Bank

G. Cody Sheflett		2023	298,750	-	102,000	-	-	3,957	(5)	404,707
Executive Vice President and		2022	277,175	-	94,640	80,000	-	4,890		456,705
Chief Information Officer		2021	236,708	-	97,500	84,000	-	4,535		422,743

Ann-Stanton C. Gore	(7)	2023	259,167	-	102,000	-	-	11,596	(6)	372,762
Executive Vice President and
Chief Marketing Officer

(1)	Represents the aggregate grant date fair value of stock awards and performance units awarded pursuant to the Company’s 2010 Stock Awards and Incentive Plan (the “2010 Plan”) and the 2017 Plan in the applicable fiscal year, computed in accordance with FASB ASC Topic 718. No options were granted in 2023, 2022 or 2021. The grant date fair value of stock awards granted in 2023, 2022 and 2021 and the performance units granted in 2023, 2022 and 2021 were based on the fair market value of the stock on the grant date. The grant date fair value of the performance units was calculated using the target number of units granted, which is the target level of performance achievement under the 2023, 2022 and 2021 performance units. The grant date fair value of the performance units granted in 2023 assuming, instead, maximum level of performance achievement is as follows: Mr. Zember, $688,500; Mr. Switzer, $153,000; Mr. Fulk, $153,000; Mr. Sheflett, $153,000; and Ms. Gore, $153,000.The grant date fair value of the performance units granted in 2022 assuming, instead, maximum level of performance achievement is as follows: Mr. Zember, $747,153; Mr. Switzer, $159,705; Mr. Sheflett, $141,960; and Ms. Gore, $124,215. The grant date fair value of the performance units granted in 2021 assuming, instead, maximum level of performance achievement is as follows: Mr. Zember, $947,363; Mr. Switzer, $73,125; and Mr. Sheflett, $73,125.
(2)	The amount included as “All Other Compensation” for 2023 includes: (i) 401(k) matching contribution ($18,307), (ii) dividends on restricted stock ($3,600), (iii) matching contribution to a Health Savings Account ($1,000), (iv) reimbursement of club dues ($39,970), and (v) imputed income related to group term life insurance ($2,622).
(3)	The amount included as “All Other Compensation” for 2023 includes: (i) 401(k) matching contribution ($14,794), (ii) dividends on restricted stock ($2,895), (iii) matching contribution to a Health Savings Account ($1,000), (iv) reimbursement of club dues ($6,936), and (v) imputed income related to group term life insurance ($1,092).
(4)	The amount included as “All Other Compensation” for 2023 includes: (i) benefit from imputed income as a beneficiary of BOLI ($950), (ii) 401(k) matching contribution ($11,550), (iii) dividends on restricted stock ($560), and (iv) imputed income related to group term life insurance ($2,285).

(5)	The amount included as “All Other Compensation” for 2023 includes: (i) restricted stock dividends ($2,065), (ii) imputed income as a beneficiary of a BOLI ($384), and (iii) imputed income related to group term life insurance ($1,508).
(6)	The amount included as “All Other Compensation” for 2023 includes: (i) 401(k) matching contribution ($9,471), (ii) dividends on restricted stock ($1,620), and (iii) imputed income related to group term life insurance ($505).
(7)	Ms. Gore was not a named executive officer in 2022 or 2021.

2023 Grants of Plan-Based Awards

The following table contains information about the named executive officers’ grants of stock units during 2023, all of which were granted under the 2017 Plan. No stock options were granted during 2023.

									All Other	Grant Date
									Stock Awards:	Fair Value of
									Number of	Stock and
			Estimated Possible Payouts Under			Estimated Possible Payouts Under			Shares of	Option
			Non-Equity Incentive Plan Awards ($)			Equity Incentive Plan Awards (#)			Stock or	Awards ($) (2)
Name	Grant Date		Threshold	Target (1)	Maximum	Threshold	Target	Maximum	Units (#)	Target

Dennis J. Zember, Jr.	11/16/2023	(3)	$-	$-	$-	-	45,000	67,500	$-	$459,000
			-	337,436	367,805	-	-	-	-	-

Matthew A. Switzer	11/16/2023	(3)	-	-	-	-	10,000	15,000	-	102,000
			-	115,498	125,893	-	-	-	-	-

Rickey A. Fulk	11/16/2023	(3)	-	-	-	-	10,000	15,000	-	102,000
			-	90,288	98,414	-	-	-	-	-

G. Cody Sheflett	11/16/2023	(3)	-	-	-	-	10,000	15,000	-	102,000
			-	104,994	114,444	-	-	-	-	-

Ann-Stanton C. Gore	11/16/2023	(3)	-	-	-	-	10,000	15,000	-	102,000
			-	76,848	83,764	-	-	-	-	-
(1)	Reflects target payout levels for Annual Incentive Award payments.
(2)	Reflects the grant date fair value of the stock awards computed in accordance with FASB ASC Topic 718.
(3)	Reflects 2023 performance units which are eligible to vest on March 15, 2028, based on achievement of pre-established performance goals and, in the case of Mr. Zember, subject to the terms and conditions provided in the Zember Performance Unit Amendment.

As described in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2022, the financial statements included in Part II, Item 8. Financial Statements and Supplementary Data were restated as of and for the year ended December 31, 2022, to correct the accounting for an agreement with a third-party that originates and services a consumer loan portfolio for the Company (the “Consumer Program”). The error corrections required a recovery analysis under the Clawback Policy, which was effective from and after October 2, 2023, in accordance with Section 5608 of the Nasdaq Listing Rules. The Clawback Policy was filed with the Annual Report on Form 10-K for the year ended December 31, 2023, as Exhibit 97. In accordance with the Nasdaq Listing Rules, the Clawback Policy only applies to incentive compensation received on or after October 2, 2023. Accordingly, any incentive compensation received prior to that date is not subject to recovery under the Clawback Policy.

The Compensation Committee concluded that recovery of compensation was not required pursuant to the Clawback Policy because none of the “incentive compensation” covered by the Clawback Policy that otherwise may have been impacted by the restatement has been paid or otherwise settled to the executive officers. As described earlier in this Proxy Statement, the Compensation Committee used its discretion to eliminate short-term incentive payments for executive management for 2023. No amounts have been settled or otherwise paid with respect to the 2021 Performance Units, 2022 Performance Units and 2023 Performance Units because their respective performance periods have not yet concluded.

Amounts earned, if any, under the 2021 Performance Units, 2022 Performance Units and 2023 Performance Units will be paid based on appropriately restated metrics following the conclusion of the respective performance periods.

Outstanding Equity Awards at 2023 Fiscal Year-End

The following table contains information concerning the named executive officers’ outstanding stock options, stock awards and stock units as of December 31, 2023.

	Option Awards				Stock Awards
					Equity Incentive Plan Awards		Number of	Market Value
	Number of	Number of			Number of	Market or Payout	Shares or	of Shares
	Securities	Securities			Unearned Shares,	Value of Unearned	Units of	or Units
	Underlying	Underlying	Option		Units, or Other	Shares, Units, or	Stock	of Stock
	Unexercised	Unexercised	Exercise	Option	Rights That Have	Other Rights That	That Have	That Have
	Options (#)	Options (#)	Price	Expiration	Not Vested	Have Not Vested	Not Vested	Not Vested
Name	Exercisable	Unexercisable	($)	Date	(#)	($) (1)	(#)	($) (1)

Dennis J. Zember, Jr.	-	-	$-	-	-	$-	8,000	$101,280	(2)
	-	-	-	-	42,105	533,049	-	-	(3)
	-	-	-	-	42,105	533,049	-	-	(4)
	-	-	-	-	45,000	569,700	-	-	(5)

Matthew A. Switzer	-	-	-	-	-	-	4,800	60,768	(6)
	-	-	-	-	-	-	1,950	24,687	(7)
	-	-	-	-	3,250	41,145	-	-	(3)
	-	-	-	-	9,000	113,940	-	-	(4)
	-	-	-	-	10,000	126,600	-	-	(5)

Rickey A. Fulk	-	-	-	-	-	-	400	101,280	(8)
	-	-	-	-	-	-	800	101,280	(9)
	-	-	-	-	10,000	126,600	-	-	(5)

G. Cody Sheflett	2,500	-	10.47	7/22/2024	-	-	-	-
	4,000	-	11.43	6/19/2025	-	-	-	-
	4,500	-	11.99	6/17/2026	-	-	-	-
	-	-	-	-	-	-	800	10,128	(8)
	-	-	-	-	-	-	1,600	20,256	(9)
	-	-	-	-	-	-	1,950	24,687	(7)
	-	-	-	-	3,250	41,145	-	-	(3)
	-	-	-	-	8,000	101,280	-	-	(4)
	-	-	-	-	10,000	126,600	-	-	(5)

Ann-Stanton C. Gore	-	-	-	-	-	-	3,000	37,980	(7)
	-	-	-	-	7,000	88,620	-	-	(4)
	-	-	-	-	10,000	126,600	-	-	(5)
(1)	Market value is calculated based on $12.66, the closing price of the Company’s Common Stock on the NASDAQ Global Market on December 29, 2023, the last trading day of 2023.
(2)	The restricted shares vest in two approximately equal installments on each of February 19, 2024 and 2025.
(3)	Reflects the 2021 performance units (at target) which are eligible to vest on March 15, 2026 based on the level of achievement of the Company’s adjusted EPS compound annual growth during the performance period commencing January 1, 2021 and ending December 31, 2025, and, in the case of Mr. Zember, subject to the terms and conditions provided in the Zember Performance Unit Amendment (the “2021 Performance Units”).
(4)	Reflects the 2022 performance units (at target) which are eligible to vest on March 15, 2027 based on the level of achievement of the Company’s adjusted EPS compound annual growth during the performance period commencing January 1, 2022 and ending December 31, 2026, and, in the case of Mr. Zember, subject to the terms and conditions provided in the Zember Performance Unit Amendment (the “2022 Performance Units”).
(5)	Reflects the 2023 performance units (at target) which are eligible to vest on March 15, 2028 based on the level of achievement of the Company’s adjusted EPS compound annual growth during the performance period commencing

January 1, 2023 and ending December 31, 2027, and, in the case of Mr. Zember, subject to the terms and conditions provided in the Zember Performance Unit Amendment (the “2023 Performance Units”).
(6)	The restricted shares vest in three approximately equal installments on each of January 11, 2024, 2025 and 2026.
(7)	The restricted shares vest in two approximately equal installments on each on September 1, 2024 and 2025.
(8)	The restricted shares vest on January 24, 2024.
(9)	The restricted shares vest in two approximately equal installments on each of February 14, 2024 and 2025.
(10)	The restricted shares vest in three approximately equal installments on each of September 13, 2024, 2025 and 2026.

2023 Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)	(#)	($) (1)

Dennis J. Zember, Jr.	-	$-	4,000	$47,760
Matthew A. Switzer	-	-	2,250	26,702
Rickey A. Fulk	-	-	1,200	9,096
G. Cody Sheflett	-	-	2,750	34,732
Ann-Stanton C. Gore	-	-	1,000	8,380
(1)	Reflects the number of shares of stock vesting multiplied by the price per share of Company common stock on the vesting date.

Potential Payments Upon Termination or Change in Control

Employment Agreement with Mr. Zember. On February 19, 2020, the Company and the Bank entered into an employment agreement with Mr. Zember, which agreement was amended and restated on December 20, 2022. If Mr. Zember resigns for good reason or if the Company terminates his employment without cause, then he is entitled to receive any accrued obligations under the employment agreement and, subject to his compliance with certain restrictive covenants and the execution, delivery and non-revocation of a release of claims:

●	a lump sum payment equal to three times the sum of (A) his base salary and (B) his highest cash bonus earned with respect to any fiscal year within the three most recently completed fiscal years immediately preceding the termination date, which amount shall be paid in cash on before the 60th day after the termination date,
●	continuing health insurance benefits for himself and his covered spouse and dependents, with such premiums paid by the company, for eighteen months,
●	any issued but unvested restricted stock, stock options, phantom stock or other long-term incentive will be deemed to be fully vested as of the date of termination, and
●	if such termination follows a change in control, his performance-based equity awards will be deemed to have been earned as of his termination date based upon the actual level of achievement of all relevant performance goals measured as of the date of such termination, subject to the Zember Performance Unit Amendment with respect to the performance units granted in 2021 and 2022.

Employment Agreements with Ms. Gore and Messrs. Fulk and Switzer. On September 13, 2021, October 25, 2023 and January 10, 2021, the Company entered into an employment agreement with Ms. Gore, Mr. Fulk and Mr. Switzer, respectively. Pursuant to their employment agreements, if the executive resigns for good reason or the Company terminates his or her employment without cause, the executive is entitled to receive any accrued obligations under the employment agreement and, subject to the executive’s compliance with certain restrictive covenants and execution, delivery and non-revocation of a release of claims:

●	a lump sum payment equal to two times the sum of the executive’s (A) base salary and (B) highest cash bonus earned with respect to any fiscal year within the two most recently completed fiscal years immediately preceding the termination date (or if the termination occurs in within the first year of the employment period, 50% of base salary), which amount will be paid in cash on before the 60th day after the termination date,
●	a pro rata bonus payment based on actual performance for the year of termination;

●	continuing health insurance benefits for himself and his covered spouse and dependents, with such premiums paid by the company, for eighteen months; and

●	any issued but unvested restricted stock, stock options, phantom stock or other long-term incentive will be deemed to be fully vested as of the date of termination,

Code Section 280G. Under the employment agreements with Messrs. Zember, Switzer and Fulk and Ms. Gore, if the payments and benefits under the employment agreement, together with other payments and benefits the executive may have the right to receive, on account of a change in control would exceed the maximum limit imposed on the total of such payments and benefits by Section 280G of the Code (without triggering the excise tax imposed under Section 4999 of the Code), the agreement provides for a comparison of two alternative scenarios for addressing Section 280G and Section 4999 of the Code, and the application of the scenario that leaves the executive in the more favorable net after-tax position. Specifically, the executive will receive whichever of the following is more favorable to him  or her on a net after-tax basis: (i) the payments and benefits reduced to the extent necessary so that none of the payments or benefits is subject to the excise tax or (ii) the full amount of the payments and benefits, which is subject to the excise tax, with the executive being responsible for paying any excise tax imposed.

Restrictive Covenants. Each employment agreement contains confidentiality provisions and covenants not to compete and not to solicit customers or employees that are in effect for 18 months after termination of employment.

Definitions. or purposes of the employment agreements:

●	the executive will generally have “good reason” to terminate his or her employment if the company negatively changes certain important aspects of the executive’s employment, including reducing the executive’s authority, responsibility or salary, removes the executive from his or her position, moves the executive’s principal office a material distance, reduces the executive’s fringe benefits, fails to comply with any material term of the agreement, fails to require any successor to expressly assume and agree to perform the obligations under the agreement, or provides written notice of non-renewal of the initial term or any renewal term of the agreement; and
●	termination for “cause” generally includes the executive’s willful misconduct, misappropriation or embezzlement of funds or property, fraud or dishonesty, failure to perform material duties or responsibilities or failure to follow reasonable instructions or policies, conviction of, indictment for or entry of a guilty plea or plea of no contest with respect to a felony or misdemeanor involving moral turpitude, breach of a material term of the agreement or material violation of applicable policies, codes and standards of behavior, willful violation of any final cease-and-desist order, breach of a fiduciary duty or conduct likely to result in material injury to the Company or the Bank.

Treatment of Stock Awards upon a Change in Control

For stock awards granted under the 2017 Plan, in the event of a “change of control” (as defined in the 2017 Plan), the Compensation Committee may, as to any outstanding award, either at the time an award is made or any time thereafter, take any one or more of the following actions in its discretion and without the consent of the participant: (i) provide for acceleration of the vesting, delivery, and exercisability of, and the lapse of time-based and/or performance-based vesting restrictions with respect to, any award so that such award may be exercised or realized in full on or before a date initially fixed by the Compensation Committee; (ii) provide for the purchase, settlement, or cancellation of any award by the Company, for an amount of cash equal to the amount that could have been obtained upon the exercise of such award or realization of a participant’s rights had such award been currently exercisable or payable; (iii) provide for the replacement of any stock-settled award with a cash-settled award; (iv) make such adjustment to any such award then outstanding as the Compensation Committee deems appropriate to reflect such change of control and to retain the economic value of the award; or (v) cause any award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation in such change of control.

Upon the occurrence of a change in control, any unvested shares of time-based restricted stock will become vested. The performance unit agreements provide that if there is a change of control prior to the last day of the performance period, then (i) if the units are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change of control, then the target number of performance units will vest and convert to shares as of the date of the change of control; or (ii) if the units are assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change of control, then the target number of performance units will become fully vested if the grantee resigns for good reason or is terminated without cause within two years following the change in control. Notwithstanding the foregoing, Mr. Zember’s amended and restated employment agreement provides that if he is terminated without cause or resigns for good reason following a change in control, then his performance units will be deemed to have been earned as of his termination date based upon the actual level of achievement of all relevant performance goals measured as of the date of such termination, subject to the Zember Performance Unit Amendment.

Treatment of Awards upon Termination of Employment Without Cause, Death or Disability

Pursuant to the 2017 Plan, if the executive’s employment or service is terminated due to death or disability, any unvested shares of time-based restricted stock will become vested. With respect to the performance units granted in 2022 and 2021, if the executive’s employment with the Company terminates by reason of grantee’s death or disability at any time prior to the last day of the performance period, then a pro rata portion of the target award will vest and convert to shares of stock on the date of such termination, subject to the Zember Performance Unit Amendment in the case of Mr. Zember. The performance unit agreements also provide that if the executive’s employment is terminated without cause at any time prior to the last day of the performance period, then the target number of units will vest and convert to shares on the date of such termination, subject to the Zember Performance Unit Amendment in the case of Mr. Zember.

Summary of Potential Benefits. The tables below reflect estimates of the amount of compensation that would be payable to the named executive officers upon a qualifying termination under the agreements and plans described above on December 31, 2023. Actual amounts that would be paid out can only be determined at the time of such qualifying termination. Mr. Sheflett passed away on January 16, 2024, and his estate received life insurance payouts (two times his salary plus additional insurance purchased), BOLI payouts, vesting of restricted stock and stock units, and exercise of options.

Termination without Cause or Resignation for Good Reason

			Health		Value of
	Cash		Insurance		Unvested
	Severance		Benefits		Equity Awards	Other	Total
Name	($)		($)		($) (1)	($)	($)
Dennis J. Zember, Jr.	$3,049,265	(2)	$22,644	(3)	$1,737,079	$-	$4,808,988
Matthew A. Switzer	859,988	(4)	22,644	(3)	367,140	-	1,249,772
Rickey A. Fulk	601,918	(4)	12,600	(3)	329,160	-	943,678
Ann-Stanton C. Gore	512,321	(4)	-		253,200	-	765,521
(1)	Reflects the value of unvested performance units (at target) and restricted stock based on $12.66 per share as of December 29, 2023, subject to the Zember Performance Unit Amendment in the case of Mr. Zember, and assumes, in the event of a change in control, that the awards were not assumed in connection with the transaction.
(2)	Reflects an amount equal to three (3) times the sum of Mr. Zember’s base salary plus highest cash bonus earned with respect to any fiscal year within the three (3) most recently completed fiscal years.
(3)	Reflects the cost of continued payment of an amount equal to the employer-paid portion of the monthly medical premium for the participant and his or her covered spouse and dependents on the date of termination for eighteen (18) months.
(4)	Reflects an amount equal to two (2) times the sum of executive’s base salary plus highest cash bonus earned with respect to any fiscal year within the two (2) most recently completed fiscal years.

Change in Control (without a termination of employment)

	Value of
	Unvested
	Equity Awards	Total
Name	($) (1)	($)
Dennis J. Zember, Jr.	$1,737,079	$1,737,079
Matthew A. Switzer	367,140	367,140
Rickey A. Fulk	329,160	329,160
Ann-Stanton C. Gore	253,200	253,200

Death or Disability
	Value of
	Unvested
	Equity Awards	Total
Name	($) (2)	($)
Dennis J. Zember, Jr.	$674,419	$674,419
Matthew A. Switzer	123,899	123,899
Rickey A. Fulk	97,060	97,060
Ann-Stanton C. Gore	69,208	69,208
(1)	Reflects the value of unvested performance units (at target) and restricted stock based on $12.66 per share as of December 29, 2023, subject to the Zember Performance Unit Amendment in the case of Mr. Zember, and assumes that the awards were not assumed in connection with the transaction.
(2)	Reflects the value of unvested performance units (prorated at target) and restricted stock based on $12.66 per share as of December 29, 2023, subject to the Zember Performance Unit Amendment in the case of Mr. Zember.

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported below should not be used as a basis for comparison between companies.

For 2023, our last completed fiscal year, the median of the annual total compensation of all employees of the Company (other than our CEO) was $53,934 and the annual total compensation of our CEO, as reported in the Summary Compensation Table included in this Proxy Statement, was $1,196,693. Based on this information, for 2023, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 22 to 1.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the “median employee,” the methodology and the material assumptions, adjustment and estimates that we used were as follows:

●	We selected December 31, 2023 as the date upon which we would identify the “median employee.” As of December 31, 2023, we had 511 employees working at the Company and its consolidated subsidiaries.
●	We used taxable income as reported on Form W-2 as our consistently applied compensation measure, with the measurement period being calendar year 2023.
●	We determined that the “median employee” was a full-time, salaried employee located in the United States, with total compensation for the 12-month period ending December 31, 2023 in the amount of $53,934.
●	With respect to the annual total compensation of the “median employee,” we identified and calculated the elements of such employee’s compensation for 2023 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.
●	The annual total compensation of our CEO was $1,196,693, which is the amount reported in the “Total” column of our 2023 Summary Compensation Table included in this Proxy Statement.

Compensation Committee Interlocks and Insider Participation

During 2023, no executive officer of the Company served as (1) a member of a compensation committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served on the Company’s Compensation Committee, (2) a director of another entity, one of whose executive officers served on the Company’s Compensation Committee or (3) a member of the compensation committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a director of the Company. In addition, none of the members of the Compensation Committee (a) was an officer or employee of the Company or any of its subsidiaries in 2023; (b) was formerly an officer or employee of the Company or any of its subsidiaries; or (c) had any relationship that required disclosure under “Certain Relationships and Related Party Transactions.”

Pay Versus Performance

							Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for CEO - Dennis Zember ($)(1)	Summary Compensation Table Total for CEO - Joe A. Shearin ($)(2)	Compensation Actually Paid to CEO - Dennis Zember ($)(1)(7)	Compensation Actually Paid to CEO - Joe A. Shearin ($)(2)(7)	Average Summary Compensation Table Total for Non-CEO NEOs ($)(3)	Average Compensation Actually Paid to Non-CEO NEOs ($)(3)(7)	TSR	Peer Group TSR(4)	Net Income (loss) ($)(5)	Loan Growth (%)(6)
2023	1,196,693	-	1,354,283	-	402,237	436,294	116	106	(7,832)	9.2
2022	1,433,177	-	1,236,552	-	477,995	436,380	104	114	14,148	30.1
2021	1,617,767	-	1,767,008	-	510,044	488,097	128	140	31,113	6.5
2020	1,267,310	2,404,110	778,260	2,231,710	514,564	360,396	77	64	21,581	(2.8)
(1)	Mr. Zember joined the Company and the Bank as President and Chief Executive Officer on February 19, 2020.
(2)	Mr. Shearin retired from his position as President and Chief Executive Officer the Company and the Bank on February 19, 2020.
(3)	For fiscal year 2023, the Company’s Non-CEO NEOs were Mathew A. Switzer, Rickey A. Fulk, G. Cody Sheflett and Ann-Stanton Gore. For fiscal year 2022, the Company’s Non-CEO NEOs were Mathew A. Switzer, Marie T. Leibson, G. Cody Sheflett and Stephen B. Weber. For fiscal year 2021, the Company’s Non-CEO NEOs were Mathew A. Switzer, Jeffrey L. Karafa, Marie T. Leibson, G. Cody Sheflett and Stephen B. Weber.
(4)	The Peer Group TSR is the total return of the Nasdaq Bank Index for the same period, the same index used for our performance graph disclosed in our Annual Report on Form 10-K for the year ended December 31, 2023.
(5)	Presented in thousands.
(6)	Represents growth in gross loans held for investment for the period, excluding loans from the Paycheck Protection Program. We determined loan growth to be the most important financial performance measure used to link Company performance to Compensation Actually Paid (“CAP”) to our PEO and Non-CEO NEOs.
(7)	CAP is defined by the SEC and is computed by starting with the “Total” column of the Summary Compensation Table (“SCT”) for each year and then:
●	subtracting the amount in the “Stock Awards” column of the SCT for such year,
●	adding, for all unvested equity awards granted during the reporting year and outstanding on the last day of the reporting year, the fair value as of the last day of the reporting year,
●	adding, for all unvested equity awards granted prior to the reporting year and outstanding on the last day of the reporting year, the change in fair value from the last day of the preceding year to the last day of the reporting year,
●	adding, for equity awards vesting during the reporting year, the change in fair value from the last day of the preceding year to the vesting date,
●	adding the value of any dividends or other earnings paid in the reporting year on unvested equity awards that are not otherwise included in the total compensation for the reporting year,
●	subtracting the amount in the “Change in Pension Value & Nonqualified Deferred Compensation Earnings” column of the SCT for such year, and
●	adding, for all defined benefit and actuarial pension plans, (A) the service cost, calculated as the actuarial present value attributable to services rendered during the reporting year, plus (B) the prior service cost, calculated as the entire cost of benefits granted in a plan amendment during the reporting year that are attributed by the benefit formula to services rendered in periods prior to the amendment.

For this purpose, the fair value of equity awards is computed in a manner consistent with the fair value methodology used to account for share-based payments in our financial statements. This may result in a difference in the share value input used for the fair value calculation at year-end when compared to the share value used for performance-based share awards at time of award but the assumptions used in calculating the fair value of the awards did not differ in any material respect from the assumptions used to calculate the grant date fair value of the awards as reported in the Summary Compensation Table for the applicable years. The following tables reflect the adjustments made to SCT total compensation to compute CAP for the position of CEO and average CAP for our other NEOs:

CEO SCT Total to CAP Reconciliation - Dennis Zember	2023	2022	2021

SCT Total Compensation	$1,196,693	$1,433,177	$1,617,767
SCT Stock Awards	(459,000)	(498,102)	(631,575)
Fair Value of New Unvested Equity Awards	569,700	498,944	631,996
Change in Fair Value of Existing Unvested Equity Awards	42,930	(170,972)	46,400
Change in Fair Value of Vesting Equity Awards	360	(31,696)	95,620
Dividends on Unvested Equity Awards	3,600	5,200	6,800
SCT Change in Pension Value & Nonqualified Deferred Compensation Earnings	—	—	—
Service Cost & Prior Service Cost	—	—	—
CAP	$1,354,283	$1,236,552	$1,767,008

CEO SCT Total to CAP Reconciliation - Joe A. Shearin	2020

SCT Total Compensation	$2,404,110
SCT Stock Awards	(159,300)
Fair Value of New Unvested Equity Awards	—
Change in Fair Value of Existing Unvested Equity Awards	—
Change in Fair Value of Vesting Equity Awards	(14,900)
Dividends on Unvested Equity Awards	1,800
SCT Change in Pension Value & Nonqualified Deferred Compensation Earnings	—
Service Cost & Prior Service Cost	—
CAP	$2,231,710

Average Non-CEO NEOs SCT Total to CAP Reconciliation	2023	2022	2021

SCT Total Compensation	$402,237	$477,995	$510,044
SCT Stock Awards	(102,000)	(91,683)	(87,868)
Fair Value of New Unvested Equity Awards	126,600	91,838	33,773
Change in Fair Value of Existing Unvested Equity Awards	9,275	(34,010)	26,361
Change in Fair Value of Vesting Equity Awards	(1,602)	(11,234)	2,671
Dividends on Unvested Equity Awards	1,785	3,474	3,117
SCT Change in Pension Value & Nonqualified Deferred Compensation Earnings	—	—	—
Service Cost & Prior Service Cost	—	—	—
CAP	$436,294	$436,380	$488,097

Required Tabular Disclosure of Most Important Measures (Unranked) to Determine 2023 CAP

Net Income
Growth in non-brokered deposits
Gross loan growth
Nonperforming assets to total assets

Comparison of Company TSR versus Peer Group TSR

The following chart compares our cumulative total shareholder return over the three most recently completed fiscal years to that of the NASDAQ Bank Index over the same period.

Comparison of CAP versus Financial Performance Measures

The following charts further illustrate the relationship between Compensation Actually Paid, Net Income and Loan Growth.  In addition, the first chart below further illustrates the relationship between CAP and cumulative total shareholder return.

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report of the Audit Committee shall not be deemed to be incorporated by reference into any such filing.

In accordance with its written charter adopted by the Company’s Board of Directors, the Company’s Audit Committee assists the Board in fulfilling its responsibility to oversee the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Board of Directors has determined that each Audit Committee member is independent in accordance with the listing standards of the NASDAQ Stock Market and in Section 10A of the Securities Exchange Act of 1934, as amended, and that Robert Y. Clagett has the requisite attributes of an “audit committee financial expert” as defined by the rules and regulations of the SEC.

In discharging its oversight responsibility as to the audit process, the Audit Committee (1) obtained from the independent registered public accounting firm a formal written statement describing all relationships between the independent registered public accounting firm and the Company that might bear on the independent registered public accounting firm’s independence consistent with the applicable requirements of the Public Company Accounting Oversight Board, (2) discussed with the independent registered public accounting firm any relationships that may impact their objectivity and independence and (3) satisfied itself as to the independent registered public accounting firm’s independence. The Audit Committee also discussed with management, the internal auditors and the independent registered public accounting firm the quality and adequacy of the Company’s internal controls. The Audit Committee reviewed with both the independent registered public accounting firm and the internal auditors their audit plans, audit scope and identification of audit risks.

The Audit Committee discussed and reviewed with the independent registered public accounting firm all communications required by generally accepted auditing standards and the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities Exchange Commission. With and without management present, the Audit Committee discussed and reviewed the results of the internal and external audit examinations. The Audit Committee reviewed with management and the independent registered public accounting firm the audited financial statements of the Company as of and for the fiscal year ended December 31, 2023. Management has the responsibility for the preparation of the Company’s financial statements and the independent registered public accounting firm has the responsibility for the examination of those statements.

Based on the above-mentioned review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, for filing with the Securities and Exchange Commission.

The Audit Committee

Robert Y. Clagett (Chairman)
John F. Biagas
W. Rand Cook (ex-officio)
Deborah B. Diaz
Eric A. Johnson

FEES AND SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table sets forth the fees billed to the Company for the fiscal years ending December 31, 2023 and 2022 by Forvis Mazars, LLP (“FORVIS”):

	2023	2022
Audit fees (1)	$2,570,396	$1,078,517
Audit related fees (2)	92,292	57,987
Tax fees (3)	153,300	6,825
All other fees	—	—
(1)	Includes fees billed for professional services rendered in connection with the audits of the Company’s annual consolidated financial statements, audit of internal control over financial reporting and quarterly reviews of the Company’s consolidated financial statements.
(2)	Includes fees billed for professional services rendered in connection with the audit of the Company’s employee benefit plan, housing and urban development audit on the mortgage company and various accounting consultations.
(3)	Includes fees billed for tax consultations specific to research and development work.

The Audit Committee will consider, on a case-by-case basis, and approve, if appropriate, all audit and permissible non-audit services to be provided by the Company’s independent registered public accounting firm. Pre-approval of such services is required unless a “de minimis” exception is met. To qualify for the “de minimis” exception, the aggregate amount of all such services provided to the Company must constitute not more than five percent of the total amount of revenues paid by the Company to its independent registered public accounting firm during the fiscal year in which the non-audit services are provided; such services were not recognized by the Company at the time of the engagement to be non-audit services; and the non-audit services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Committee or by one or more members of the Committee to whom authority to grant such approval has been delegated by the Committee.

CHANGES IN INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

As previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on September 23, 2024, FORVIS notified the Company that FORVIS will decline to stand for re-appointment as the Company’s independent registered public accounting firm for the year ending December 31, 2024. FORVIS’ decision to not stand for re-appointment was subsequently ratified and approved by the Audit Committee of the Company on September 19, 2024. The Company continued to engage FORVIS for the audit of the financial statements for the year ending December 31, 2023, for the restatement of the Company’s previously-issued unaudited interim consolidated financial statements as of and for the three months ended March 31, 2023, the three and six months ended June 30, 2023, and the three and nine months ended September 30, 2023 (as previously disclosed on the Company’s Form 8-K filed on March 1, 2024), and review of the Company’s interim financial statements for the quarter ending March 31, 2024.

The audit reports of FORVIS on the Company’s consolidated financial statements for each of the fiscal years ended December 31, 2023 and 2022 did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s fiscal years ended December 31, 2023 and 2022, and the subsequent interim period from January 1, 2024 through October 16, 2024, there were (i) no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and FORVIS on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of FORVIS, would have caused FORVIS to make reference to the matter in its reports on the Company’s consolidated financial statements for 2023 and 2022, and (ii) no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K) except for the material weaknesses in the Company’s internal control over financial reporting disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and for the Restated Annual Report on Form 10-K/A for the year ended December 31, 2022. The Company provided full details of the material weaknesses in the Annual Report on Form 10-Ks and Restated Annual Report on Form 10-K/A.

The Audit Committee conducted a comprehensive process to review the appointment of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. As a result of this process and following careful deliberation, on September 19, 2024, the Audit Committee of the Company’s Board of Directors approved the engagement of Crowe LLP (“Crowe”) as the Company’s independent registered public accounting firm for the Company’s fiscal year ended December 31, 2024, subject to completion of Crowe’s standard client acceptance procedures and the execution of an engagement letter. The selection of Crowe was approved by the Company’s Board of Directors on September 19, 2024 and on October 16, 2024 Crowe formally accepted the Company’s appointment as independent registered public accounting firm.

During the Company’s fiscal years ended December 31, 2022 and 2023, and the subsequent interim period from January 1, 2024 through October 16, 2024, the Company consulted with Crowe on the following matter:

For the 2022 fiscal year, management prepared an internal memo detailing the accounting for an agreement with a third-party to originate a consumer loan portfolio for the Company (the “Agreement”). The Company consulted with Crowe in preparation of that memo regarding the appropriate allocation of certain revenue and expense items associated with the Agreement. Crowe provided advice on those allocations and relevant literature as management completed its analysis in the memo without providing an opinion on the accounting conclusions reached. During the audit of the Company’s 2023 fiscal year financial statements by the Company’s previous independent registered public accounting firm, FORVIS, the Company engaged a different accounting advisory firm to provide accounting advice on the Agreement and, ultimately, pursued a consultation with the Securities and Exchange Commission (the “SEC”). As previously disclosed on the Company’s Form 8-K filed on August 12, 2024, the SEC consultation was completed on August 9, 2024. As a result of the consultation with the subsequently engaged accounting advisory firm and in connection with the consultation with the SEC, management determined the accounting for the Agreement should be revised and the Company has reflected the change in accounting for the Agreement in its 2022 and 2023 fiscal year results in its 2022 Form 10-K/A and 2023 Form 10-K which has been audited by FORVIS.

Other than the matter described above, neither the Company nor anyone acting on its behalf consulted with Crowe regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Crowe concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” or a “reportable event” (as defined in Item 304(a)(1)(iv) and Item 301(a)(1)(v) of Regulation S-K and the related instructions, respectively).

The Company provided FORVIS with a copy of the disclosures contained herein prior to filing with the SEC and requested that FORVIS furnish the Company with a letter addressed to the SEC stating whether or not it agreed with the statements made above. A copy of FORVIS’ letter dated September 23, 2024, was attached as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 23, 2024.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Employees

Sharon C. Taylor, the daughter of Marie T. Leibson, Executive Vice President and Chief Credit Officer of the Company and the Bank, is employed as a Vice President of the Bank, and received a salary, bonus and stock awards totaling approximately $119,193 in 2023, as well as benefits consistent with those provided to other employees with equivalent qualifications and responsibilities.

Christian D. Zember, the nephew of Dennis J. Zember, Jr, Chief Executive Officer of the Company and the Bank, is employed as a small business banker of the Bank, and received a salary totaling approximately $81,439 in 2023, as well as benefits consistent with those provided to other employees with equivalent qualifications and responsibilities.

Relationships in the Ordinary Course

Many of the directors and executive officers of the Company and the Bank and their associates, which include corporations, partnerships and other organizations in which they are officers or partners or in which they and their immediate families have at least a 5% interest, are customers of the Bank. Loans to directors and executive officers and certain significant stockholders of the Company and the Bank are subject to limitations contained in the Federal Reserve Act, the principal effect of which is to require that extensions of credit by the Bank to executive officers, directors and certain significant stockholders of the Company and the Bank satisfy the following standards: the loans (i) are made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons unaffiliated with the Company and (ii) do not involve more than the normal risk of collectability or present other unfavorable features. As of December 31, 2023, there were 37 such loans outstanding totaling $25.1 million in the aggregate. The Company expects the Bank to have such transactions or transactions on a similar basis with the directors, executive officers and certain significant stockholders of the Company and the Bank and their associates in the future.

Policy Concerning Related Party Transactions

Pursuant to the Company’s policy, the Board of Directors is required to review all related party transactions for potential conflicts of interest. For purposes of this policy, a “related person transaction” generally means a transaction where the amount involved exceeds $120,000 and in which a related person has a direct or indirect material interest. A “related person” under the policy generally means (1) a director, director nominee or executive officer of the Company; (2) a person who is known to be the beneficial owner of more than five percent of any class of our common stock; and (3) any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the director, executive officer, nominee, or more than five percent beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee, or more than five percent beneficial owner. Under the policy, any related party transaction may be consummated or may continue only (1) if the Board approves or ratifies such transaction and if the transaction is on terms comparable to those that could be obtained in arms’-length dealings with an unrelated third party, (2) if the transaction involves compensation that has been approved by the Company’s Compensation Committee or (3) if the transaction has been approved by the disinterested members of the Board of Directors. The Board may approve or ratify the related party transaction only if the Board determines that, under all of the circumstances, the transaction is in the best interests of the Company.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY
DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY AND PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of the Company Common Stock as of October 29, 2024, by (1) each director, director nominee and named executive officer of the Company, (2) each person who is known by the Company to own beneficially 5% or more of the Common Stock and (3) all directors, director nominees and named executive officers as a group. Unless otherwise indicated, based on information furnished by such stockholders, management of the Company believes that each person has sole voting and dispositive power over the shares indicated as owned by such person and the address of each stockholder is the same as the address of the Company.

		Number of Shares		Percentage
		of Common Stock		Beneficially
Name	Position With the Company and the Bank	Owned		Owned (1)
5% or Greater Holders:

The Banc Funds Company, L.L.C	Investor	1,628,521	(2)	6.58%
20 North Wacker Drive, Suite 3300
Chicago, IL 60606

BlackRock, Inc.	Investor	1,832,377	(3)	7.40%
55 East 52nd Street
New York, NY 10055

Castle Creek Capital Partners VII, LP and	Investor and Director	1,887,777	(4)	7.62%
John M. Eggemeyer				.
6051 El Tordo
PO Box 1329
Rancho Santa Fe, CA 92067

Directors and Executive Officers:
Dennis J. Zember, Jr	Chief Executive Officer of the Company and the Bank Director of the Company and the Bank	199,767	(5)	*
John F. Biagas	Director of the Company and the Bank	74,366	(6)	*
Robert Y. Clagett	Director of the Company and the Bank	43,116		*
W. Rand Cook	Director of the Company and the Bank	37,852	(7)	*
Deborah B. Diaz	Director of the Company and the Bank	16,464		*
F.L. Garrett, III	Director of the Company and the Bank	37,509	(8)	*
Eric A. Johnson	Director of the Company and the Bank	42,061	(9)	*
Allen R. Jones, Jr.	Director of the Company and the Bank	14,055	(10)	*
Charles A. Kabbash	Director of the Company and the Bank	236,257	(11)	*

Matthew A. Switzer	Executive Vice President and Chief Financial Officer of the Company and the Bank	89,226	(12)	*
Rickey A. Fulk	Executive Vice President of the Company and President of the Bank	10,527	(13)	*
Ann-Stanton C. Gore	Executive Vice President and Chief Marketing Officer of the Company and the Bank	7,371	(14)	*

Directors, Director Nominees and Executive Officers as a Group (14 persons)		2,696,348		10.89%
*	Indicates ownership which does not exceed 1.0%.
(1)	The percentage beneficially owned was calculated based on 24,722,734 shares of Company Common Stock outstanding as of October 29, 2024 and assumes the exercise by the stockholder or group named in each row of all options or warrants for the purchase of Company Common Stock held by such stockholder or group and exercisable within 60 days of October 29, 2024.
(2)	The information regarding beneficial ownership is included in reliance on a Schedule 13G/A filed with the SEC on February 6, 2023 jointly by Banc Fund IX L.P. ("BF IX"), an Illinois Limited Partnership, Banc Fund X L.P. ("BF

X"), an Illinois Limited Partnership, and TBFC Financial Technologies Fund L.P. (collectively, the "Reporting Persons"). The general partner of BF IX is MidBan IX L.P. ("MidBan IX"), whose principal business is to be a general partner of BF IX. The general partner of BF X is MidBan X L.P. ("MidBan X"), whose principal business is to be a general partner of BF X. The general partner of TBFC Financial Technologies Fund L.P. is MidBan XI L.P. ("MidBan XI"), whose principal business is to be a general partner of TBFC Financial Technologies Fund L.P. The general partner of MidBan IX, MidBan X, and MidBan XI is The Banc Funds Company, L.L.C., ("TBFC"),whose principal business is to be a general partner of MidBan IX, MidBan X, and MidBan XI. TBFC is an Illinois corporation whose principal shareholder is Charles J. Moore. Mr. Moore has been the manager of BF IX, BF X and TBFC Financial Technologies Fund L.P., since their respective inceptions. As manager, Mr. Moore has voting and dispositive power over the securities of the issuer held by each of those entities. As the controlling member of TBFC, Mr. Moore will control TBFC, and therefore each of the Partnership entities directly and indirectly controlled by TBFC.
(3)	The information regarding beneficial ownership is included in reliance on a Schedule 13G filed with the SEC on January 26, 2024, by BlackRock, Inc.
(4)	The information regarding beneficial ownership is included in reliance on a Schedule 13D/A filed with the SEC on February 23, 2021 jointly by (i) Castle Creek Capital Partners VII, LP, a Delaware limited partnership (“Fund VII”) and a private equity fund focused on investing in community banks throughout the United States of America; (ii) Castle Creek Capital VII LLC, a Delaware limited liability company (“CCC VII”), whose principal business is to serve as the sole general partner of, and manage, Fund VII; (iii) Castle Creek Capital Partners IV, LP, a Delaware limited partnership (“Fund IV”) and a private equity fund focused on investing in community banks throughout the United States of America; and (iv) Castle Creek Capital IV LLC, a Delaware limited liability company (“CCC IV”), whose principal business is to serve as the sole general partner of, and manage, Fund IV. Mr. Eggemeyer is the Managing Principal of each above listed Castle Creek entity. In addition to the 1,887,364 shares owned by Castle Creek Capital Partners VII, LP, Mr. Eggemeyer owns 413 shares individually.
(5)	Includes 8,000 shares of Restricted Common Stock granted under the 2017 Equity Compensation Plan. See “Outstanding Equity Awards at 2023 Fiscal Year-End” table for vesting of restricted stock.
(6)	Includes 10,233 shares of Common Stock held of record by an IRA account for the benefit of Mr. Biagas.
(7)	Includes 7,537 shares of Common Stock held of record by an IRA account for the benefit of Mr. Cook.
(8)	Includes 6,693 shares of Common Stock held by Mr. Garrett's spouse.
(9)	Includes (a) 9,622 shares of Common Stock held of record by an IRA account for the benefit of Mr. Johnson and (b) 297 shares held by Mr. Johnson’s spouse.
(10)	Includes 4,091 share held in a Trust for the benefit of Mr. Jones.
(11)	Includes (a) 140,045 shares of Common Stock held in The Charles A. Kabbash Revocable Trust, (b) 19,657 shares of Common Stock held of record by an IRA account for the benefit of Mr. Kabbash, and (c) 372 shares of Common Stock held in a trust for his granddaughter.
(12)	Includes (a) 40,000 shares of Common Stock held jointly by Mr. Switzer and his spouse, (b) 10,000 shares of Common Stock held in an Irrevocable Trust, (c) 20,000 shares of Common Stock held of record by an IRA account for the benefit of Mr. Switzer, and (d) 6,750 shares of Restricted Common Stock granted under the 2017 Equity Compensation Plan. See “Outstanding Equity Awards at 2023 Fiscal Year-End” table for vesting of restricted stock.
(13)	Includes (a) 941 shares of Common Stock held jointly by Mr. Fulk and his spouse, (b) 1,626 shares of Common Stock held of record by an IRA account for the benefit of Mr. Fulk, and (d) 1,200 restricted shares of Common Stock granted under the 2017 Equity Compensation Plan. See “Outstanding Equity Awards at 2023 Fiscal Year-End” table for vesting of restricted stock.
(14)	Includes (a) 1,255 shares of Common Stock held jointly by Ms. Gore and her spouse, and (b) 3,000 shares of Restricted Common Stock granted under the 2017 Equity Compensation Plan. See “Outstanding Equity Awards at 2023 Fiscal Year-End” table for vesting of restricted stock.

Delinquent Section 16 Reports

The members of the Board, the executive officers of the Company and persons who hold more than 10% of our common stock (collectively, the “Reporting Persons”) are subject to the reporting requirements of Section 16(a) of the Exchange Act, which require them to file reports with respect to their ownership of the Company’s securities on Form 3 and transactions in the Company’s securities on Forms 4 or 5. Based solely on its review of the copies of such forms received by it and written representations from the Company’s executive officers and directors, the Company believes that, for the fiscal year ended December 31, 2023, the Section 16(a) filing requirements were complied with by all the Reporting Persons during and with respect to such year, except that

(i)	Julia E. Fredricks did not timely file a Form 4 for two purchase transactions occurring on February 24, 2023 and March 14, 2023. Such transactions have since been reported on a Form 4 filed on February 8, 2024; and
(ii)	Deborah B. Diaz did not timely file a Form 4 for a purchase transaction occurring on March 15, 2024. Such transaction has since been reported on a Form 4 filed on October 15, 2024.

Proposal 2.

PROPOSAL TO RATIFY APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Based on the Audit Committee’s approval and recommendation, the Board of Directors has selected Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting.

At the Annual Meeting, the stockholders will be asked to consider and act upon a proposal to ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. The ratification of such appointment will require the affirmative vote of the holders of a majority of the outstanding shares of the Company’s Common Stock entitled to vote and present virtually or represented by proxy at the Annual Meeting. Representatives of Crowe LLP and FORVIS will be present at the Annual Meeting, will be given an opportunity to make a statement (if they desire to do so) and will be available to respond to appropriate questions from stockholders.

Stockholder ratification of the selection of Crowe LLP as the Company’s independent registered public accounting firm for the 2024 fiscal year is not required by the Company’s Amended and Restated Bylaws, state law or otherwise. However, the Board of Directors is submitting the selection of Crowe LLP to the Company’s stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Crowe LLP. Even if the selection of Crowe LLP is ratified, the Audit Committee may, in their discretion, direct the appointment of a different independent registered public accounting firm at any time during the 2024 fiscal year if they determine that such a change would be in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF CROWE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2024 FISCAL YEAR.

Proposal 3.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act) and the related rules of the SEC, the Company is providing stockholders the opportunity to vote on a non-binding, advisory resolution to approve the compensation of its named executive officers.

The Company urges stockholders to read the section entitled “EXECUTIVE COMPENSATION AND OTHER MATTERS — Compensation Discussion and Analysis”, which describes in more detail how its executive compensation policies and procedures operate and are designed to achieve its compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, which provide detailed information on the compensation of the Company’s named executive officers. The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the Compensation Discussion and Analysis are effective in advancing both the short- and long-term interests of stockholders while also ensuring that the Company and the Bank are able to attract, retain and motivate executive management talent, and that the compensation of its named executive officers reported in this Proxy Statement has contributed to the Company’s recent and long-term success.

The Company is asking for stockholder approval of the compensation of its named executive officers as disclosed in this Proxy Statement in accordance with the SEC rules, which disclosures include the information contained in the Compensation Discussion and Analysis, the compensation tables and the narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the policies and practices described in this Proxy Statement.

Accordingly, the Company is asking its stockholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2024 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2024 Summary Compensation Table and the other related tables and disclosure.”

This advisory vote, commonly referred to as a “say-on-pay” vote, is non-binding on the Board. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding its executive compensation program.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NON-BINDING PROPOSAL TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS
FOR 2025 ANNUAL MEETING

Proposals for Inclusion in the Company’s Proxy Statement

In order for stockholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act to be presented at the Company’s 2025 Annual Meeting of Stockholders and included in the Company’s Proxy Statement and form of proxy relating to such meeting, such proposals must be submitted to the Secretary of the Company at the Company’s principal executive offices no later than July 10, 2025, which is 120 days prior to the one-year anniversary of the mailing of this proxy statement. Stockholder proposals should be submitted to Primis Financial Corp., 10900 Nuckols Road, Suite 325, Glen Allen, Virginia 23060, Attention: Corporate Secretary.

Proposals to be Introduced at the Primis Financial Corp. Annual Meeting

For any stockholder to submit a proposal to be presented at the Company’s 2025 Annual Meeting of Stockholders but without inclusion in its proxy materials for such meeting, the stockholder must provide timely notice thereof in writing to the Corporate Secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received by the Company no earlier than August 9, 2025, which is 90 days prior to the one-year anniversary of the 2024 Annual Meeting of Stockholders.

Universal Proxy Deadline

In addition to satisfying the foregoing requirements with respect to director nominations, to comply with the SEC's universal proxy card rules, stockholders who intend to solicit proxies in support of director nominees other than the Board's nominees in accordance with Rule 14a-19 under the Exchange Act must provide notice that sets forth the information required by Rule 14a-19 no later than the later of 60 calendar days prior to the date of the 2025 annual meeting or the 10th calendar day following the day on which public announcement of the date of the 2025 annual meeting is first made by the Company.

ANNUAL REPORT ON FORM 10-K

The Company will furnish, without charge, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC, to any stockholder upon written request to Primis Financial Corp., 10900 Nuckols Road, Suite 325, Glen Allen, Virginia 23060, Attention: Corporate Secretary.

ATTENDANCE AT THE ANNUAL MEETING

All stockholders as of the Record Date, or their duly appointed proxies, may virtually attend the Annual Meeting.

OTHER MATTERS

The Board of Directors does not intend to bring any other matter before the Annual Meeting and does not know of any other matters that are to be presented for action at the Annual Meeting. However, if any other matter does properly come before the Annual Meeting or any adjournment thereof, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.

You are cordially invited to attend the Annual Meeting. Regardless of whether you plan to virtually attend the Annual Meeting, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope at your earliest convenience.

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Step 1: Go to www.envisionreports.com/FRST. Step 2: Click on Cast Your Vote or Request Materials. Step 3: Follow the instructions on the screen to log in. www.envisionreports.com/FRST Online Go to www.envisionreports.com/FRST or scan the QR code — login details are located in the shaded bar below. 2024 Stockholder Meeting Notice 0421SA + + Important Notice Regarding the Availability of Proxy Materials for the Primis Financial Corp. Annual Meeting of Stockholders to be Held on December 19, 2024. Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The 2024 proxy statement and annual report to stockholders are available at: Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before December 9, 2024 to facilitate timely delivery. 2NOT Easy Online Access — View your proxy materials and vote. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Step 4: Make your selections as instructed on each screen for your delivery preferences. Step 5: Vote your shares.

Here’s how to order a copy of the proxy materials and select delivery preferences: Current and future delivery requests can be submitted using the options below. If you request an email copy, you will receive an email with a link to the current meeting materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials. — Internet – Go to www.envisionreports.com/FRST. Click Cast Your Vote or Request Materials. — Phone – Call us free of charge at 1-866-641-4276. — Email – Send an email to investorvote@computershare.com with “Proxy Materials Primis Financial Corp.” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials. To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by December 9, 2024. The 2024 Annual Meeting of Stockholders of Primis Financial Corp. will be held on December 19, 2024 at 12:30 pm Eastern Time, virtually via the internet at https://meetnow.global/MVLJ6GU. Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3: 1. ELECTION OF DIRECTORS: To elect: three (3) Directors of Class III to serve on the Board of Directors of the Company until the Company’s 2027 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal; 01 – Robert Y. Clagett 02 – Deborah B. Diaz 03 – Charles A. Kabbash 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS. To ratify the appointment of Crowe LLP (“Crowe”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024; 3. ADVISORY VOTE ON EXECUTIVE COMPENSATION. To conduct an advisory (non-binding) vote to approve the compensation of the Company’s named executive officers; and 4. OTHER BUSINESS. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you. 2024 Stockholder Meeting Notice

01 – Robert Y. Clagett 02 – Deborah B. Diaz 03 – Charles A. Kabbash For Withhold For Withhold For Withhold 1UPX For Against Abstain For Against Abstain Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 0421QA + + A Proposals — The Board of Directors recommends a vote FOR all director nominees listed and FOR Proposals 2 and 3. 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS. To ratify the appointment of Crowe LLP (“Crowe”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024; 3. ADVISORY VOTE ON EXECUTIVE COMPENSATION. To conduct an advisory (non-binding) vote to approve the compensation of the Company’s named executive officers; and 1. ELECTION OF DIRECTORS: To elect: three (3) Directors of Class III to serve on the Board of Directors of the Company until the Company’s 2027 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal; Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. 4. OTHER BUSINESS. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q 2024 Annual Meeting Proxy Card You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/FRST or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/FRST Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Your vote matters – here’s how to vote!

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/FRST Notice of 2024 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — December 19, 2024 John F. Biagas and Eric A. Johnson, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Primis Financial Corp. to be held on December 19, 2024 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR Proposals 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Proxy — PRIMIS FINANCIAL CORP. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Change of Address — Please print new address below. Comments — Please print your comments below. C Non-Voting Items + + Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The material is available at: www.envisionreports.com/FRST The 2024 Annual Meeting of Stockholders of Primis Financial Corp. will be held on December 19, 2024 at 12:30 pm Eastern Time, virtually via the internet at https://meetnow.global/MVLJ6GU To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

01 – Robert Y. Clagett 02 – Deborah B. Diaz 03 – Charles A. Kabbash For Withhold For Withhold For Withhold 1UPX For Against Abstain For Against Abstain Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 0421RA + + A Proposals — The Board of Directors recommends a vote FOR all director nominees listed and FOR Proposals 2 and 3. 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS. To ratify the appointment of Crowe LLP (“Crowe”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024; 3. ADVISORY VOTE ON EXECUTIVE COMPENSATION. To conduct an advisory (non-binding) vote to approve the compensation of the Company’s named executive officers; and 1. ELECTION OF DIRECTORS: To elect: three (3) Directors of Class III to serve on the Board of Directors of the Company until the Company’s 2027 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal; Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q 2024 Annual Meeting Proxy Card 4. OTHER BUSINESS. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Notice of 2024 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — December 19, 2024 John F. Biagas and Eric A. Johnson, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Primis Financial Corp. to be held on December 19, 2024 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR Proposals 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Proxy — PRIMIS FINANCIAL CORP. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The material is available at: www.edocumentview.com/FRST